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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

VIE FINANCIAL GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
$16,000,000
	(5)	Total fee paid:
$2,027

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VIE FINANCIAL GROUP, INC.

1114 AVENUE OF THE AMERICAS

22nd FLOOR

NEW YORK, NEW YORK 10036

PRELIMINARY INFORMATION STATEMENT

September [    ], 2004

To Our Stockholders:

We are furnishing this Information Statement to the holders of the common stock and the Series G convertible preferred stock of Vie Financial Group, Inc., a Delaware corporation, in connection with (i) the sale of our wholly-owned subsidiary, Vie Securities, LLC (which constitutes a sale of substantially all of our assets), to Piper Jaffray Companies pursuant to an LLC Membership Interest Purchase Agreement dated as of September 21, 2004, and (ii) the liquidation and winding up of Vie Financial Group, Inc. to be undertaken as soon as practicable after consummation of the asset sale in accordance with the Plan of Liquidation. Copies of the Purchase Agreement and Plan of Liquidation are included as Appendices A and B, respectively, to this Information Statement.

After careful consideration, the Board of Directors has determined that the sale of Vie Securities, LLC (which constitutes a sale of substantially all of our assets) to Piper Jaffray Companies for cash consideration of $15 million pursuant to the LLC Membership Interest Purchase Agreement and adoption of the Plan of Liquidation are in the best interests of our stockholders. The Board of Directors also determined that it is in the best interests of stockholders to enter into a Promissory Note and Security Agreement with Piper Jaffray Companies whereby Vie Financial Group, Inc. will receive interim financing to be used to fund the operations of Vie Securities, LLC in the form of a loan, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released. On September 20, 2004, the Board of Directors unanimously approved these actions. The holders of approximately 86% of the voting rights of our shares have executed a written consent in favor of the actions described above that are described in greater detail in the Information Statement. Copies of the Promissory Note and Security Agreement are included as Appendices C and D, respectively, to this Information Statement.

The Company anticipates that the sale of Vie Securities, LLC will become effective as soon as practicable after satisfaction of each of the conditions to closing, but in any event no earlier than twenty (20) days after the mailing of this Information Statement. The parties have the right to terminate the LLC Membership Interest Purchase Agreement if the sale of Vie Securities, LLC does not close by February 28, 2005.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Because the written consent of the holders of a majority of our voting stock satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law and our Certificate of Incorporation and By-laws, we are not asking for a proxy and you are not requested to send one. The accompanying Information Statement is for information purposes only and explains the transaction and Plan of Liquidation. Please read the accompanying Information Statement carefully.

You do not have appraisal or dissenters’ rights under Delaware law, our Certificate of Incorporation or By-laws. Please note that only stockholders of record at the close of business on September 21, 2004, the record date, will be entitled to receive the Information Statement.

We appreciate your interest in Vie Financial Group, Inc.

Sincerely,

/s/ Dean G. Stamos
Dean G. Stamos Chief Executive Officer

VIE FINANCIAL GROUP, INC.

1114 AVENUE OF THE AMERICAS

22nd FLOOR

NEW YORK, NEW YORK 10036

Notice Of Stockholder Action By Written Consent

                    , 2004

NOTICE IS HEREBY GIVEN that the actions to be effective at least twenty (20) days after the mailing of this Information Statement are as follows:

1.	Sale to Piper Jaffray Companies by us of all of our equity interest of Vie Securities, LLC (which constitutes a sale of substantially all of our assets) in exchange for cash consideration of $15 million and interim financing in the form of a loan, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released.

2.	Adoption of the Plan of Liquidation, pursuant to which, if the Company pays distributions, it shall do so in accordance with the Plan of Liquidation in the following order of distribution: first to creditors, second to holders of Series B convertible preferred stock (which have the right to a liquidation preference and accumulated dividends pursuant to the Certificate of Designations for Series B Convertible Preferred Stock), and third to common stockholders and holders of Series G convertible preferred stock together.

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, by Vie Financial Group, Inc., a Delaware corporation, in connection with certain actions approved by written consent by the majority stockholders of Vie Financial Group, Inc., dated September 21, 2004.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions will not be effective until at least twenty (20) days after the date this Information Statement is mailed to stockholders.

Stockholders of record at the close of business on September 21, 2004 are entitled to notice of the actions approved by written consent by the majority stockholders of Vie Financial Group, Inc., dated September 21, 2004. As of the record date, there were 21,139,245 issued and outstanding shares of common stock, par value $0.01 per share, and 12,013.46 shares of Series G preferred stock issued and outstanding, which are convertible into 2,254,356 shares of common stock. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders, and each share of Series G Preferred has such number of votes equal to the number of common shares then issuable upon conversion into common stock. The Series G Preferred stockholders do not vote as a separate class. Because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have voted in favor of the foregoing actions by resolution dated September 21, 2004, and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement. This Information Statement will serve as written notice to stockholders pursuant to Section 228(e) of the Delaware General Corporate Law.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this document constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Portions of this Information Statement and other materials filed with the Securities and Exchange Commission (“SEC”) contain statements that are forward-looking, such as statements relating to (i) the sale of Vie Securities, LLC, (ii) the anticipated liquidation of Vie Financial Group, Inc., (iii) the arbitration with the Toronto Stock Exchange and our expectations relating to such arbitration, and (iv) the expectation that Vie Financial Group, Inc. will have funds remaining to distribute to its stockholders. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others:

•	that the sale of Vie Securities, LLC to Piper Jaffray Companies may not be consummated because of the termination of the LLC Membership Interest Purchase Agreement, including as a result of the failure to satisfy the conditions to closing before February 28, 2005;

•	expenses relating to the sale of Vie Securities, LLC;

•	the amount of funds that the Company must hold back for liabilities in anticipation of the liquidation and wind-up of its business in accordance with the Plan of Liquidation;

•	uncertainty relating to the outcome of the arbitration with the Toronto Stock Exchange;

•	our ability, if we do not consummate the asset sale, to continue as a “going concern” while we seek additional financing or a strategic partner; and

•	other risk factors referred to in this Information Statement under the heading “RISKS IF THE ASSET SALE IS NOT COMPLETED.”

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or other forms of or the negative of those terms or other comparable terms.

For a description of additional risks and uncertainties relating to our business and operations, see “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which we incorporate by reference as described in “FINANCIAL INFORMATION” in this Information Statement. Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not have a duty to update any of the forward-looking statements after the date of this filing.

ii

SUMMARY TERM SHEET

This summary contains selected information from this Information Statement and may not contain all of the information that is important to you regarding the transactions contemplated by (i) the sale of all of the issued and outstanding membership interests of Vie Securities, LLC (which we refer to as “Vie Securities”), which constitutes a sale of substantially all of the assets of Vie Financial Group, Inc. (which we refer to as “Vie Financial,” “Vie,” the “Company,” “we,” “our,” “us”) (the “Asset Sale”) and (ii) the Plan of Liquidation. To understand the transaction fully, you should read this Information Statement completely. The LLC Membership Interest Purchase Agreement (which we refer to as the “Purchase Agreement”) constitutes the legal document that governs this transaction. For a more complete description of the terms of the Purchase Agreement and the details of the transaction with Piper Jaffray Companies (which we refer to as “Buyer”), please see “MATERIAL TERMS OF THE PURCHASE AGREEMENT” in this Information Statement. The Plan of Liquidation (which we refer to as the “Plan of Liquidation”) constitutes the legal document that will govern the Company’s liquidation. For a more complete description of the terms of the Plan of Liquidation, please see “ACTION FOR PLAN OF LIQUIDATION” in this Information Statement.

As of the record date, there were 21,139,245 issued and outstanding shares of common stock, par value $0.01 per share, 24,000 shares of Series B convertible preferred stock (“Series B Preferred”) convertible into 1,440 shares of common stock and 12,013.46 shares of Series G convertible preferred stock (“Series G Preferred”) convertible into 2,254,356 shares of common stock. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders, and each share of Series G Preferred has such number of votes equal to the number of common shares then issuable upon conversion into common stock. The Series G Preferred stockholders do not vote as a separate class. The Series B Preferred stockholders are not entitled to voting rights. Because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have voted in favor of the foregoing actions by resolution dated September 21, 2004, and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Action for Sale of Assets (Page 6)

On September 21, 2004, Vie, Vie Securities and Buyer entered into the Purchase Agreement, Promissory Note and Security Agreement pursuant to which we agreed to sell Vie Securities (which constitutes a sale of substantially all of our assets) to Buyer in exchange for cash consideration of $15 million and interim financing in the form of a loan, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released. The assets to be transferred are comprised of all of the issued and outstanding membership interests of Vie Securities. In connection with the Asset Sale and pursuant to the Promissory Note and Security Agreement, Buyer committed to fund the operations of Vie Securities by extending the Company a $1 million loan at market rates, of which $700,000 was loaned on September 22, 2004, and the remaining $300,000 of which would be loaned thirty (30) days thereafter. The Company will contribute the $1 million to Vie Securities to fund its operating losses during the period until closing of the Asset Sale. Under the terms of the Promissory Note and Security Agreement, the full amount funded of such $1 million loan will be forgiven upon closing of the transaction and the security interests will be released. Under the terms of the Purchase Agreement, Piper also committed to advance to the Company up to an additional $300,000, which would be deducted from the $15 million to be received at closing.

SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP and SOFTBANK Capital LP, each a Delaware limited partnership (collectively, “SOFTBANK”), OptiMark Innovations, Inc. (“Innovations”) and a committee empowered to make investment decisions on behalf of Draper Fisher Jurvetson ePlanet Ventures L.P., a Cayman Islands limited partnership, Draper Fisher Jurvetson ePlanet Partners Fund, LLC, a California limited liability company, and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, a German partnership (collectively, “DFJ ePlanet”) collectively hold approximately 86% of the voting rights of the Company’s stock (we refer to SOFTBANK, Innovations and DFJ ePlanet as the “Controlling Stockholders”). The Controlling Stockholders executed and delivered a written consent approving the Asset Sale and Plan of Liquidation and granted irrevocable proxies to Buyer to vote their shares in favor of the transaction and against any proposal for any business combination between Vie or Vie Securities, on the one hand, and any person other than Buyer, on the other hand.

Parties to the Transaction (Page 6)

Vie Financial Group, Inc.

1114 Avenue of the Americas

22nd Floor

New York, NY 10036

Telephone: (212) 575-8200

Vie Securities, LLC

1114 Avenue of the Americas

22nd Floor

New York, NY 10036

Telephone: (212) 575-8200

Piper Jaffray Companies

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Telephone: (612) 303-6000

Reasons of Vie to Enter into the Transaction (Page 9)

In reaching its conclusion to approve the sale of Vie Securities, our Board of Directors considered the short-term and long-term interests of the Company and its stockholders, focusing on a variety of business, financial, industry and market factors. After considering these and other factors, the Board of Directors determined that the Asset Sale was advisable and in the best interest of the Company and that the Company should proceed with the Asset Sale on the terms and conditions set forth in the Purchase Agreement.

Material Terms of the Transaction (Page 11)

The Purchase Agreement sets forth the various rights and obligations of the Company, Vie Securities and Buyer. The Purchase Agreement also contains various customary representations and warranties by the Company, Vie Securities and Buyer and other covenants and agreements including, among other items, covenants and agreements concerning the conduct of the business of Vie Securities pending closing; the agreement of the Company and Vie Securities not to solicit other purchasers pending closing; and agreements concerning confidentiality and notification of certain events to the other party. Also, the Purchase Agreement contains certain conditions to closing, including regulatory approvals, material third party consents and the absence of any material adverse change affecting Vie Securities or preventing Vie, Vie Securities or Buyer from consummating the transaction, subject to certain exceptions.

Regulatory Approvals (Page 15)

The Asset Sale is conditioned on the satisfaction of various regulatory requirements of the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange, Inc. (“NYSE”). The Asset Sale may not be completed unless required information has been submitted to, and approved by, the NYSE and certain waiting period requirements have been satisfied. Similarly, the NASD may review the Asset Sale before closing as well. Although we do not expect these regulatory authorities to raise any significant concerns in connection with their respective reviews of the Asset Sale, we cannot predict whether we will obtain all required regulatory approvals, whether any regulatory approvals will include terms, conditions or restrictions that would be detrimental to Buyer, Vie or Vie Securities, or when such reviews may be completed. The written consent of the Controlling Stockholders satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law, our Certificate of Incorporation and By-laws, and, accordingly, no further stockholder action is required.

Interest of Certain Persons in the Transaction (Page 16)

Dean Stamos, Chief Executive Officer of the Company and Vie Securities, will continue employment with Vie Securities after the Asset Sale and has entered into an employment agreement with Buyer to become effective at closing. Mr. Stamos, who is also a director of the Company, abstained from voting on the Asset Sale and Plan of Liquidation.

Pro Forma Financial Information (Page 16)

The pro forma balance sheet gives effect to the Purchase Agreement between the Company and Buyer, dated September 21, 2004, as if it had occurred on June 30, 2004; and the unaudited pro forma statements of operations of the Company for the three months ended June 30, 2004 and the fiscal year ended March 31, 2004 give effect to the divestiture of Vie Securities as if it had occurred at the beginning of each of the periods presented. The pro forma financial information does not give effect to the Plan of Liquidation.

Use of Proceeds (Page 19)

The Purchase Agreement provides that, upon closing of the Asset Sale, Vie will receive cash consideration of $15 million, of which approximately $1.425 million will be transferred by Buyer directly to our senior secured lender, RGC International Investors, LDC (“RGC”) as payment in full of the 7.5% Senior Secured Promissory Note, dated as of May 3, 2002 (the “RGC Note”). The Company plans to use approximately $2.3 million to fund business operations and expenses related to the Plan of Liquidation, including any funds that the Company must hold back for liabilities in anticipation of the liquidation and wind-up of its business in accordance with the Plan of Liquidation. There can be no assurance that $2.3 million will be sufficient to fund business operations and expenses related to the Plan of Liquidation. The amount could be greater depending on, among other factors, the amount of time to liquidate, professional fees and the cost of winding up Vie’s interests in its subsidiaries and in the Kingsway ATG Asia, Ltd. (“Kingsway”) joint venture, and legal costs related to finalizing the Company’s arbitration claim with the Toronto Stock Exchange. In addition, the Company and Buyer executed a Promissory Note whereby the Company will receive a loan prior to closing, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released. The Company intends to contribute the $1 million in proceeds from the Promissory Note to Vie Securities to fund its interim operating losses. Apart from the transfer to RGC, creditors and stockholders will not directly receive funds from the Asset Sale.

Under the Repayment Agreement with RGC, all obligations of Vie under the $4.751 million RGC Note would be satisfied in return for the commitment to repay RGC approximately $1.425 million out of the proceeds from the transaction. To the extent the Company receives net proceeds from the sale of its interests in Gomez and Kingsway in excess of $500,000, RGC has the right to receive one-third of such proceeds in excess of $500,000. Following the repayment of the RGC Note upon the closing of the Asset Sale, Vie’s obligations under the RGC Note will terminate, however, RGC will retain its security interest with respect to Kingsway and Gomez until those assets are sold, transferred, or otherwise disposed of, and Innov. In the event the Asset Sale is not completed, the Repayment Agreement will terminate and RGC will retain all of its rights under the RGC Note.

On September 27, 2004, Innovations agreed to, concurrently with the closing of the Asset Sale, convert all of the approximately $3 million of outstanding principal and accrued interest on the Senior Secured Convertible Promissory Note, dated May 3, 2002, issued by Vie to Innovations (the “Innovations Note”) for 579,690 shares of common stock. Following the conversion of the Innovations Note upon the closing of the Asset Sale, Vie’s obligations under the Innovations Note will terminate and Innovations will become a common stockholder of the company. Innovations’ decision to convert the Innovations Note into common stock pursuant to its terms results in (i) Vie not being required to repay any of the outstanding principal and accrued interest that is currently due under the note in cash, (ii) Innovations owning an additional approximately 2.4% of the aggregate voting stock of the Company, and (iii) Vie having more cash available for use and distribution to creditors and other stockholders pursuant to the Plan of Liquidation. In the event the Asset Sale is not completed, Innovations will retain all of its rights under the Innovations Note.

Risks if the Asset Sale Is Not Completed (Page 20)

If we are unable to complete the Asset Sale and we are also unable to obtain additional capital by entering into alternate financing arrangements or a strategic relationship with another firm or generate sufficient cash flows from operations to fund our business within the next two to three months, we will be unable to continue operating as an independent entity. If we are also unable to complete a sale of the Company or its assets in that time frame, we will be unable to continue as a going concern. There is no assurance that we will be successful in accomplishing any of these objectives, nor can we predict the terms or the impact on existing holders of our common stock of any potential financing, strategic transaction, or sale of the Company or its assets. Additional risk factors, including the risk that we will be required to repay the $1 million of interim financing if the transaction is terminated, are described in this Information Statement under the heading “RISKS IF THE ASSET SALE IS NOT COMPLETED.”

Action for Plan of Liquidation (Page 20)

As described in the Plan of Liquidation, the Company intends to effect a liquidation of its remaining assets in an effort to realize the maximum value for these assets, repay its obligations to creditors and make distributions to its stockholders to the extent possible. The Board of Directors unanimously determined that the Plan of Liquidation is in the best interests of our Company and its stockholders, and the Controlling Stockholders have executed a written consent to the Board of Directors’ adoption of the Plan of Liquidation. Mr. Stamos abstained from the vote due to the employment arrangement he was expected to have with Buyer as part of the transaction. The Plan of Liquidation gives the Company the authority to complete in its discretion (including as to timing) the corporate actions necessary to effect the Plan of Liquidation. Upon liquidation, if the Company pays distributions, it shall do so in accordance with the Plan of Liquidation in the following order of distribution: first to creditors, second to holders of Series B Preferred (which have the right to a liquidation preference and accumulated dividends pursuant to the Certificate of Designations for Series B Convertible Preferred Stock), and third to common stockholders and holders of Series G Preferred together.

Certain Federal Income Tax Consequences (Page 21)

As described in “CERTAIN FEDERAL INCOME TAX CONSEQUENCES” in this Information Statement, and subject to the introductory statements therein, the Company will recognize gain or loss from the Asset Sale equal to the difference between the amount we realize from the sale and the aggregate adjusted tax basis of Vie Securities in its assets. Any liquidation of the Company pursuant to the Plan of Liquidation would be a taxable transaction both for the Company and our stockholders.

No Dissenters’ Rights (Page 25)

Stockholders of the Company are not entitled to appraisal or dissenters’ rights with respect to the Asset Sale and Plan of Liquidation under Delaware law or the Company’s Certificate of Incorporation or By-laws.

BUSINESS OF VIE FINANCIAL GROUP, INC.

Vie Financial Group, Inc. was organized under the laws of the State of Delaware in 1994, under the name “The Ashton Technology Group, Inc.” Our present name was adopted in 2002. Vie, through its broker-dealer subsidiary Vie Securities, provides electronic trading services to institutional investors and broker-dealers. Our objective is to provide our clients with high-performance trading that is fast, efficient and nearly invisible to the market. We offer a suite of proprietary algorithms designed to minimize market impact, provide our customers an anonymous presence in the marketplace and achieve various benchmarks, including, but not limited to, the volume-weighted average price (VWAP).

Our subsidiaries include Vie Securities, Universal Trading Technologies Corporation (UTTC), Electronic Market Center, Inc., and Ashton Technology Canada, Inc. (“Ashton Canada”). On September 15, 2003, we withdrew our broker-dealer registration with the SEC for our subsidiary, Vie Institutional Services, Inc., and we withdrew its memberships with the NASD and the Philadelphia Stock Exchange. We retained the customers of Vie Institutional Services, Inc. by establishing account relationships with those customers through Vie Securities, which is now our sole operating entity. The decision to concentrate all of our broker-dealer operations in one entity has enabled us to concentrate our capital resources and eliminate infrastructure redundancies that existed in our prior organizational structure. Further, during the fiscal year ended March 31, 2004, we merged Vie Institutional Services and REB Securities, Inc. into their parent Company, UTTC, to further simplify our corporate organizational structure.

Our principal stockholders are SOFTBANK, DFJ ePlanet and Innovations. SOFTBANK and DFJ ePlanet are entitled to approximately 40% and 21%, respectively, of the aggregate voting rights with respect to all classes of our outstanding common and preferred voting stock. SOFTBANK and DFJ ePlanet are also investors in

Innovations, which controls approximately 26% of the aggregate voting rights with respect to all classes of our common and preferred voting stock. Pursuant to an Investors’ Rights Agreement, Innovations has the right to approve certain significant corporate matters such as (i) the issuance of additional shares of common stock; (ii) the repurchase or redemption of our securities; (iii) a merger, consolidation, or sale of substantially all of our assets; or (iv) our involvement in any business other than our current line of business.

In connection with the Asset Sale, Vie is selling its subsidiary, Vie Securities (which constitutes substantially all of Vie’s assets). Prior to the closing of the Asset Sale, Vie will transfer certain of its assets, including certain intellectual property that is owned by Vie, a security deposit for a lease and certain fixed assets owned by Vie (as set forth in the Purchase Agreement), to Vie Securities. Following the closing of the Asset Sale, Vie will retain all of its assets other than Vie Securities, including all of its interests in its remaining subsidiaries (UTTC, Electronic Market Center, Inc. and Ashton Canada), its interest in the Kingsway ATG Asia, Ltd. joint venture, eVWAP intellectual property and interests in the arbitration claim filed by Ashton Canada against the Toronto Stock Exchange on June 11, 2003 (the “Retained Assets”). The transfer of these assets from Vie to Vie Securities prior to the closing of the Asset Sale and the sale of Vie Securities to Buyer together constitute a sale of substantially all of the assets of Vie except for the Retained Assets.

BUSINESS OF PIPER JAFFRAY COMPANIES

Originally founded in 1895 and headquartered in Minneapolis, Minnesota, Buyer is a focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within targeted sectors of the financial services marketplace. Buyer’s employees seek to build long-term relationships with its clients and to use their expertise to provide value to Buyer’s clients. Buyer competes nationally in serving corporations, government and non-profit entities, and institutional investors. Buyer competes predominantly across the western half of the United States in serving the financial advisory needs of private individuals. Buyer’s goals are to be a primary financial advisor to its investment banking and individual investor clients and to be a leading provider of advice, research and trading execution capabilities to institutional investors.

Prior to 1998, Buyer was an independent public company. In 1998, the business was acquired by U.S. Bancorp and operated through various subsidiaries and divisions of U.S. Bancorp through 2003. On December 31, 2003, following U.S. Bancorp’s transfer of substantially all of the assets and liabilities of its capital markets business to Buyer, Buyer again became an independent public company as a result of the tax-free distribution by U.S. Bancorp of our common stock to all of U.S. Bancorp’s shareholders. Buyer was incorporated in Delaware on April 28, 2003, in anticipation of this distribution.

Buyer’s Capital Markets business principally consists of equity and fixed income institutional sales and trading and investment banking activities in the United States that are conducted through Buyer’s national network of offices. Buyer offers public and private corporations, public entities, non-profit clients and institutional investors both equity and fixed income financial advisory, capital-raising and trade execution services. Buyer raises capital through equity and debt offerings for its corporate clients in four focus industries, namely the consumer, financial institutions, health care and technology industries, primarily for middle-market clients. In addition, Buyer provides financial advisory services relating to mergers and acquisitions to clients in these focus industries, as well as companies in other industries. For Buyer’s government and non-profit clients, it underwrites debt issuances and provide financial advisory and interest rate risk management services. Integral to its capital markets efforts, Buyer has equity sales and trading relationships with United States and European institutional investors who invest in Buyer’s focus industries. Buyer’s fixed income sales and trading professionals have expertise in corporate, mortgage, agency and municipal securities and cover a range of institutional investors.

Through Buyer’s branch distribution network in the midwest, mountain and west coast states, Buyer’s Private Client Services business principally provides individual investors with financial advice and investment products and services, including equity and fixed income securities, mutual funds and annuities. Buyer’s financial advisors strive to apply the approach of listening to its clients, understanding their needs and delivering specific advice designed to help them achieve their long-term financial goals. Buyer’s financial advisors use a suite of financial planning, portfolio performance reporting and fixed income portfolio management software tools to help clients with wealth management, retirement planning, education funding, tax-advantaged investing and estate planning strategies.

Through Buyer’s venture capital business, it manages six venture capital funds: four that invest in the medical technologies, biotechnology and health care services segments of the health care industry and two that invest in alternative asset categories for institutional and high net worth investors.

ACTION FOR SALE OF ASSETS

PARTIES TO THE TRANSACTION

VIE FINANCIAL GROUP AND VIE SECURITIES

Vie Financial Group, Inc. consists of the parent company and the following subsidiaries: Vie Securities, UTTC, Electronic Market Center, Inc., and Ashton Canada. Vie Securities, our wholly-owned subsidiary, is a registered broker-dealer, and it is through Vie Securities that the Company provides various trade execution services. All of the issued and outstanding membership interests of Vie Securities will be sold to Buyer in the Asset Sale (which constitutes a sale of substantially all of our assets). Prior to the closing of the Asset Sale, Vie will transfer certain of its assets, including certain intellectual property that is owned by Vie, a security deposit for a lease and certain fixed assets owned by Vie (as set forth in the Purchase Agreement), to Vie Securities. Following the closing of the Asset Sale, Vie will retain the Retained Assets. The transfer of these assets from Vie to Vie Securities prior to the closing of the Asset Sale and the sale of Vie Securities to Buyer together constitute a sale of substantially all of the assets of Vie except for the Retained Assets.

PIPER JAFFRAY COMPANIES

Buyer is a securities firm delivering financial advice, investment products and transaction execution within targeted sectors of the financial services marketplace. Buyer competes nationally in serving corporations, government and non-profit entities, and institutional investors. Buyer competes predominantly across the western half of the United States in serving the financial advisory needs of private individuals. For further information, see “BUSINESS OF PIPER JAFFRAY COMPANIES” included in this Information Statement.

BACKGROUND OF THE TRANSACTION

Our business continues to face difficult market conditions as a result of pricing pressure and lower levels of portfolio turnover in the U.S. equity markets. The competition from electronic trade execution providers and traditional broker-dealers also continues to increase. While market volatility remains historically low, large broker-dealers are aggressively competing for the portfolio trades that are a core component of our revenues. In this environment, we managed to make substantial progress in acquiring new customers, expanding the trading products we offer, and increasing the number of shares traded on behalf of customers by 49% during the three months ended June 30, 2004. Revenue per share, however, decreased 43% for the three months ended June 30, 2004 compared to the same period last year, and as a result, total revenues have decreased 12%. Despite the decrease in revenues, we recognized a 52% lower loss from operations, due primarily to the lower cost of providing some of our newer product offerings, the lower cost of providing liquidity on our guaranteed VWAP product, and improvements to our trading algorithms.

Despite these recent developments, we have recognized recurring operating losses since our inception and have financed our operations primarily through the issuance of debt and equity securities. As of June 30, 2004, we had an accumulated deficit of $116,924,901 and stockholders’ deficiency of $6,126,908, which raises doubt as to our ability to continue as a going concern. Over the past several years, we had been exploring alternative sources of capital, including additional financing arrangements and strategic relationships with other firms.

During the first six months of 2004, Dean Stamos and other members of the executive management team and Board of Directors communicated on a preliminary basis with a variety of firms regarding the possibility of exploring strategic transactions or financings.

In May 2004, in light of these discussions with other firms, Mr. Stamos discussed the possibility of exploring a strategic transaction with Buyer, which had recently become a customer of the Company. Mr. Stamos and Mark Donahoe, head of Equity Trading of Buyer, had discussions regarding the possible strategic and financial benefits that could be achieved through a transaction between their companies. Also, in May 2004, Mr. Stamos informed the Board of Directors of the preliminary discussions with Buyer.

On June 10, 2004, Buyer and Vie entered into a Non-Disclosure Agreement.

At the June 15, 2004 regularly scheduled meeting of Vie’s Board of Directors, Mr. Stamos informed the Board of Buyer’s interest in the possibility of exploring a business combination transaction with Vie. The Vie Board discussed the possibility of such a transaction in light of the Company’s financial condition and the lack of viable alternative financing.

On June 23, 2004, at Vie’s New York offices, Mr. Stamos and other Vie personnel had further discussions with several representatives from Buyer, including Thomas Schnettler, head of Equities and Investment Banking, and Mr. Donahoe.

On July 14, 2004, Mr. Stamos was told that Buyer’s Board of Directors had approved the negotiation of a potential acquisition of Vie. Buyer’s independent consultants then performed technology due diligence on behalf of Buyer.

On July 28, 2004 Mr. Stamos met with representatives of Buyer in New York to further explore the possible strategic and financial benefits of a transaction with Buyer. Mr. Donahoe made a presentation to Mr. Stamos and other representatives of the Company describing the business of Buyer.

On August 11, 2004, Vie received a preliminary draft of a letter of intent from Buyer. The letter included the primary terms of the transaction in a non-binding term sheet. The letter provided that Vie’s Controlling Stockholders, in connection with the execution of a definitive purchase agreement, would give their written consents approving the Asset Sale and grant irrevocable proxies to Buyer to vote their shares in favor of the transaction. The letter also included an exclusive negotiation period of thirty (30) days in which to conduct due diligence and negotiate definitive transaction documents. The next day, Ronald Fisher, Chairman of Vie’s Board, and Mr. Schnettler discussed the proposed terms and structure of the transaction. Mr. Schnettler stated that Buyer would require the transaction to be structured as a purchase of the Company’s equity interests in the operating subsidiary, that Buyer would not be interested in acquiring the parent company, and that Buyer desired to leave certain assets and liabilities in the parent company. Mr. Fisher expressed concern about obtaining the proxies of all three Controlling Stockholders, and advised Mr. Schnettler that Vie’s management and Board would discuss the proposed terms and evaluate the costs created by selling the subsidiary instead of the parent company.

At a special meeting of Vie’s Board on August 13, 2004, Mr. Stamos updated the Board on the status of the possible transaction. Mr. Stamos summarized the status of the discussions with other potential strategic partners and potential financing sources. The Board discussed the draft letter of intent and non-binding terms from Buyer. The Board discussed the proposed terms of the transaction, transaction structure and exclusive negotiation period. The Board also discussed the Company’s financial condition and the lack of viable alternative sources of financing. The Board authorized the Company to move forward with negotiating a possible transaction with Buyer. As part of any such transaction, however, Vie would need additional financing to fund operations until the transaction closed. The Board also discussed repayment of the RGC Note with the Company’s senior secured lender, RGC.

On August 16, 2004, Mr. Fisher and Mr. Schnettler discussed revised terms for a possible transaction, including, among other things, Vie’s need for additional financing to fund operations during the period leading up to the closing of such a transaction, the costs presented by the structure and the exclusivity period. Mr. Schnettler stated that Buyer would consider some form of funding during the time period between signing and consummation of the transaction. Mr. Fisher also expressed the Board’s concern about the additional transaction costs presented by structuring the transaction as a purchase of the subsidiary instead of a purchase of the parent company. Mr. Schnettler stated that Buyer would only be interested in purchasing the subsidiary and would not increase the purchase price to cover such additional costs. Mr. Fisher and Mr. Schnettler also discussed the exclusivity period.

On August 17, 2004, Vie received a revised, non-binding term sheet from Buyer. The revised term sheet provided that Buyer, at the time of signing the term sheet, would pay $350,000 to Vie for execution services and would loan Vie an additional $650,000—$350,000 of which would be funded on the date the definitive agreements are signed and the final $300,000 of which would be funded thirty (30) days thereafter. The exclusivity requirement was also adjusted to reflect the Board’s fiduciary duty obligation prior to the execution of definitive documentation.

On August 18, 2004, a representative of one of the Controlling Stockholders of Vie and RGC discussed the potential repayment of the RGC Note.

At a special meeting of the Vie Board on August 18, 2004, the Board approved the letter of intent and non-binding term sheet, subject to obtaining the appropriate consents from the company’s senior creditors. Mr. Stamos apprised the Board of his communications with other potential buyers and potential investors. Mr. Stamos abstained from the vote because Buyer had requested that he join Buyer as part of the acquisition. Mr. Fisher updated the Board on the status of discussions with RGC related to the repayment of the RGC Note. The Board authorized Mr. Fisher and senior management to finalize the term sheet, to negotiate the repayment agreement with RGC and to negotiate definitive agreements with Buyer.

On August 19, 2004, a representative of one of the Controlling Stockholders of Vie and RGC reached preliminary agreement on the repayment of the RGC Note.

On August 20, 2004, Vie received the final non-binding term sheet, which was materially similar to previous version of the term sheet. The letter of intent and non-binding term sheet were signed on the same day by Vie, Buyer, and the holders of approximately 86% of Vie’s common stock. Buyer paid $350,000 to the Company on August 24, which amount was subsequently returned to Buyer on September 22, and included as part of the loan from Buyer to the Company (thereby increasing the loan amount from the initial amount of $650,000 to the final amount $1 million).

On August 23 and 24, 2004, Mr. Stamos visited Buyer’s offices and met with Mr. Schnettler, Mr. Donohoe and other Buyer personnel to discuss employment contracts for eight key employees and other personnel issues, including severance arrangements.

On September 8, 2004, Mr. Schnettler, Mr. Donohoe and other Buyer personnel visited Vie’s offices in New York for the purpose of performing additional due diligence and discussing integration.

During the period from late August 2004 until September 21, 2004, Dorsey & Whitney, counsel to Buyer, and Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Vie, drafted and negotiated definitive documentation.

At a special meeting of the Vie Board of Directors on September 15, 2004, senior management summarized the terms and conditions of the transaction. Senior management and Vie’s outside counsel summarized and presented to the Board the status of the negotiations, documentation and open issues in the transaction. The Board discussed whether to retain an investment bank to deliver a fairness opinion regarding the transaction. The Board considered several factors, including the Board’s own analysis regarding the fairness of the transaction and the cost and other terms requested by an investment bank. After considering these factors, the size of the transaction and the relative cost of obtaining a fairness opinion, the Board determined not to hire an investment bank. The Board also discussed the Repayment Agreement with RGC and authorized senior management to negotiate and enter into the Repayment Agreement.

Buyer’s Board of Directors approved the transaction on September 15, 2004.

On September 17, 2004, the Company entered into the Repayment Agreement with RGC, which included RGC’s consent to the transaction. Under the Repayment Agreement, all obligations of Vie under the $4.751 million RGC Note would be satisfied in return for the commitment to repay RGC approximately $1.425 million out of the proceeds from the transaction. To the extent the Company receives net proceeds from the sale or other disposition of its interests in Gomez and Kingsway in excess of $500,000, RGC has the right to receive one-third of such proceeds in excess of $500,000. See “MATERIAL TERMS OF THE PURCHASE AGREEMENT” and “USE OF PROCEEDS” included in this Information Statement. The Repayment Agreement is attached hereto as Appendix E.

At a special meeting of the Company Board of Directors on September 20, 2004, the Board was apprised of the status of the transaction and related issues by counsel and senior management. Special Delaware counsel informed the Board about the methods of liquidation and discussed the Plan of Liquidation. Wilmer Cutler Pickering Hale and Dorr LLP presented to the Board the transaction documents and summarized the issues related to the transaction. The Board considered, discussed and adopted resolutions approving the transaction, including the sale of Vie Securities, the incurrence of debt and the Plan of Liquidation and authorized senior management to sign and deliver the definitive documents, including the Purchase Agreement, Promissory Note, Security Agreement and Plan of Liquidation. Mr. Stamos again abstained from the vote due to the employment arrangement he was expected to have with Buyer as part of the transaction. The Board also approved and ratified the Repayment Agreement.

On September 20, 2004, pursuant to the Investors’ Rights Agreement, dated May 3, 2002, by and between Innovations and Vie, Innovations executed and delivered a written consent to the Asset Sale whereby Innovations consented to the Asset Sale, waived any notice or compliance covenants in connection with the Asset Sale and agreed not to seek any preemptive or other rights it may have in connection with the Asset Sale. On September 20, 2004, pursuant to the Innovations Note, Innovations executed and delivered a written consent to the Asset Sale and released all liens and encumbrances on the assets subject to the Innovations Note.

On September 21, 2004, the holders of approximately 86% of the voting rights of our common and preferred stock executed and delivered a written consent in favor of the Asset Sale and the Plan of Liquidation and executed and delivered irrevocable proxies to Buyer to vote their shares in favor of the transaction and against any proposal for any business combination between Vie or Vie Securities, on the one hand, and any person other than Buyer, on the other hand.

On September 21, 2004, Vie, Vie Securities and Buyer signed and delivered the Purchase Agreement, Promissory Note, Security Agreement and related documents.

After the transaction documents were executed, the Company announced the Asset Sale and Plan of Liquidation by filing a Current Report on Form 8-K with the SEC on September 22, 2004. Buyer also publicly announced the transaction in a press release issued on the same day and filed a Current Report on Form 8-K with the SEC on the same day.

Subsequently, on September 27, 2004, Innovations delivered a conversion notice to the Company, pursuant to which Innovations agreed to, concurrently with the closing of the Asset Sale, convert all of the approximately $3 million of outstanding principal and accrued interest on the Innovations Note for approximately 579,690 shares of common stock. Following the conversion of the Innovations Note upon the closing of the Asset Sale, Vie’s obligations under the Innovations Note will terminate, and Innovations will become a common stockholder of the Company. Innovations’ decision to convert the Innovations Note into common stock pursuant to its terms results in (i) Vie not being required to repay any of the outstanding principal and accrued interest that is currently due under the note in cash, (ii) Innovations owning an additional approximately 2.4% of the aggregate voting stock of the Company, and (iii) Vie having more cash available for use and distribution to creditors and other stockholders pursuant to the Plan of Liquidation. In the event the Asset Sale is not completed, Innovations will retain all of its rights under the Innovations Note.

REASONS FOR VIE TO ENTER INTO THE TRANSACTION

In reaching its conclusion to approve the sale of Vie Securities, our Board of Directors considered the short-term and long-term interests of the Company and its stockholders, focusing on a variety of business, financial, industry and market factors, including without limitation, the following:

Positive Factors

•	That there was a lack of viable alternative financing sources available to the Company, that there were no superior offers to purchase the Company or Vie securities, that the Company required additional cash to fund its operations, and that the sale of Vie Securities will enable us to realize substantially all of the value of that business in cash.

•	That, in the past, we have publicly stated that we were actively exploring alternative sources of capital, including additional financing arrangements and strategic relationships with other firms. The $1 million in proceeds received from the Promissory Note will allow Vie Securities to continue operating for a period of time until the anticipated closing.

•	The Board’s own analysis that the purchase price to be paid to the Company for the sale to Buyer of the assets comprising Vie Securities was fair to the Company and its stockholders from a financial point of view.

•	The financial performance and future prospects of the business, including the current economic and market conditions impacting the securities industry, increased pricing pressure and increased competition from firms with greater financial and other resources than ours.

•	That we were able to negotiate a repayment agreement, conditioned on the closing of the Asset Sale, with our largest senior creditor, RGC, pursuant to which all obligations of Vie under the $4.751 million RGC Note would be satisfied in return for the commitment to repay RGC approximately $1.425 million out of the proceeds from the transaction.

•	That Innovations was considering, and subsequent to the Board’s approval of the Asset Sale, agreed to convert the approximately $3 million outstanding principal and interest under the Innovations Note, upon the consummation of the sale. As a result, Innovations would become a common stockholder of the Company, and participate in any distribution to stockholders on the same terms as the Company’s common stockholders.

•	That the representations and warranties made by the Company and Vie Securities in connection with the Purchase Agreement terminate at closing, and there are no escrow or hold-backs required in connection with the representatives and warranties.

Negative Factors

•	That the sale of Vie Securities may be a taxable transaction to the Company.

•	That the consummation of the sale of Vie Securities is conditioned upon us complying with certain covenants concerning the operation of the business pending closing, including maintaining sufficient regulatory net capital to continue operating at all times. Our ability to do so is dependent on the amount of operating losses incurred by Vie Securities during the period, which will be largely dependent on the amount of time that passes until closing.

•	That the consummation of the sale of Vie Securities is conditioned upon a number of other factors, including, the accuracy of the representations and warranties of the parties, compliance by the parties with their obligations under the asset purchase agreement, and the absence of a material adverse change relating to the business of Vie Securities.

•	That the transaction was structured as a sale of the Company’s equity interest in its subsidiary instead of a sale of the parent Company. The sale of Vie Securities represents the substantial majority of our existing assets and all of our revenue, and we will incur costs to perform the liquidation of the parent company, thereby reducing the amount of proceeds that may be used to make a distribution to our common stockholders.

•	That the failure of the sale to be consummated for any reason would result in our inability to continue operating without additional financing, and could adversely affect our business through loss of customers, loss of employees and other factors. Additionally, we would be required to repay the $1 million loaned to us by Buyer under the Promissory Note.

•	That the purchase agreement prevents us from soliciting other transactions and that we were required to deliver the written consent of our Controlling Stockholders approving the Asset Sale and Plan of Liquidation and irrevocable proxies to Buyer to vote their shares in favor of the transaction and against any proposal for any business combination between Vie or Vie Securities, on the one hand, and any person other than Buyer, on the other hand.

In view of the wide variety of factors considered, our Board of Directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. Although some of the risks identified above are significant, the Board of Directors believes that the risks associated with the Asset Sale are outweighed by its potential benefits and lack of viable alternative sources of financing or superior offers to purchase the Company or Vie Securities. After taking into account all of the factors set forth above, the Company’s Board of Directors determined that the Asset Sale was advisable and in the best interest of the Company and that the Company should proceed with the Asset Sale on the terms and conditions set forth in the Purchase Agreement.

MATERIAL TERMS OF THE PURCHASE AGREEMENT

GENERAL

The following description of material terms of the transaction is qualified in its entirety by reference to the Purchase Agreement, the Promissory Note and the Security Agreement, which documents are attached hereto as Appendices A, C and D, respectively, and all of which documents are incorporated by reference as though expressly set forth herein.

Subject to the conditions contained in the Purchase Agreement, Buyer agreed to purchase from Vie Financial all of the issued and outstanding membership interest of Vie Securities, its wholly-owned subsidiary, (which constitutes substantially all of our assets), for cash consideration of $15 million and interim financing in the form of a loan, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released. The Company will contribute the $1 million in proceeds to Vie Securities to fund its interim operating losses. The loan is secured by the proceeds which may be received from our arbitration claim with the Toronto Stock Exchange, general intangibles and investment in our other subsidiaries and is subordinated in right of payment to our senior lenders, RGC and Innovations. In connection with the Asset Sale, certain stockholders of Vie controlling approximately 86% of the voting shares of the Company have executed, effective with the execution of the Purchase Agreement, a written consent and irrevocable proxies related thereto consenting to the Asset Sale.

At closing, we will receive $15 million cash consideration (minus interim funding of up to $300,000 that we may elect to receive from Buyer pursuant to the Purchase Agreement) and the $1 million loan from Buyer will be forgiven and the security interests will be released. Out of the cash consideration, Buyer will deliver at closing approximately $1.425 million to RGC on behalf of us. The parties have the right to terminate the Purchase Agreement in the event that the transaction does not close before February 28, 2005. We anticipate that the closing and transfer of cash consideration will occur in the fourth calendar quarter of 2004. Apart from debt repayments to RGC, creditors and stockholders will not directly receive any of the proceeds from the Asset Sale (see “USE OF PROCEEDS” in this Information Statement). Additional distributions, if any, to stockholders after consummation of the Asset Sale will occur pursuant to the Plan of Liquidation. The Vie Board has discretion as to the amount and timing of any distributions of the remaining cash to stockholders. For a description of the Plan of Liquidation, see “ACTION FOR PLAN OF LIQUIDATION” in this Information Statement.

PURCHASED ASSETS

The assets to be purchased by Buyer include the following: all of the issued and outstanding membership interests of Vie Securities, which carry the right to participate in the allocation of the profits and losses of Vie Securities. Vie Securities’ principal assets are comprised of accounts receivable, cash, proprietary algorithms, software, licensed trading technology and office and computer equipment. Prior to the closing of the Asset Sale, Vie will transfer certain of its assets, including certain intellectual property that is owned by Vie, a security deposit for a lease and certain fixed assets owned by Vie (as set forth in the Purchase Agreement), to Vie Securities. Following the closing of the Asset Sale, Vie will retain the Retained Assets. The transfer of these assets from Vie to Vie Securities prior to the closing of the Asset Sale and the sale of Vie Securities to Buyer together constitute a sale of substantially all of the assets of Vie.

PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchased assets shall be $15 million in cash. The Company will also receive interim financing in the form of a loan, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing of the transaction and which security interests will be released. The Company will contribute the $1 million to Vie Securities to fund the interim operating losses during the period until the closing of the Asset Sale.

INTERIM FINANCING EVIDENCED BY PROMISSORY NOTE AND SECURITY AGREEMENT

Buyer agreed to provide interim financing to the Company upon the execution of the Purchase Agreement by all parties and the execution of a written consent by the Controlling Stockholders. Concurrent with the execution of the Purchase Agreement on September 21, 2004, we delivered the Promissory Note to Buyer in the amount of $1 million, of which $700,000 was loaned on September 22, 2004, and the remaining $300,000 of which would be loaned thirty (30) days thereafter. Pursuant to the Security Agreement, the note is secured by the proceeds which may be received from our arbitration claim with the Toronto Stock Exchange, general intangibles and investment in our other subsidiaries and is subordinated in right of payment to our senior lenders, RGC and Innovations. The Company will contribute the $1 million to Vie Securities to fund its interim operating losses during the period until closing of the Asset Sale. Under the terms of the Promissory Note, the $1 million indebtedness will be forgiven at the closing of the Asset Sale and the security interests will be released. If the Asset Sale does not close by February 28, 2005, the aggregate advances under the Promissory Note are due and payable on that date; or, if Buyer breaches its obligations under the Purchase Agreement such that the Purchase Agreement is terminated in accordance with its terms, the aggregate advances under the Promissory Note are due and payable six months after the date of such termination.

REPRESENTATIONS AND WARRANTIES

Articles II and III of the Purchase Agreement contains customary representations and warranties by us and Vie Securities, respectively, that relate to, among other things:

•	requisite corporate power and due authorization to execute deliver and perform obligations under the Purchase Agreement;

•	good, valid and marketable title to and sole lawful ownership of all membership interests to be transferred, free and clear of Liens;

•	due execution, delivery and performance of the Purchase Agreement;

•	the capitalization and our ownership of Vie Securities;

•	absence of violation of charter documents, federal, state or local laws and material agreements and instruments;

•	required consents and approvals;

•	compliance with federal state and local statutes, including federal securities laws and NASD regulations;

•	the audited annual financial statements and a pro forma balance sheet of the Company;

•	absence of undisclosed liabilities and certain events, including issuance, sale or transfer of equity securities;

•	the status of Vie Securities’ accounts receivable, employees, employee benefit plans, pro forma balance sheet, contracts and commitments, intellectual property, leases, tangible properties, assets, client relationships and the absence of indemnification obligations or brokerage commissions;

•	tax matters and compliance with relevant tax laws;

•	pending or threatened litigation, actions and other proceedings against us;

•	compliance with employment matters, ERISA and related matters, and environmental matters;

•	maintenance of insurance; and

•	absence of untrue statements of material fact or omission to state any material fact in the Information Statement.

Article IV of the Purchase Agreement contains customary representations and warranties by Buyer that relate to, among other things,

•	due incorporation, valid existence and good standing with requisite corporate power and authority to enter into the Purchase Agreement;

•	requisite corporate power and due authorization to execute deliver and perform obligations under the Purchase Agreement;

•	absence of violation of charter documents and certain instruments;

•	required consents and approvals;

•	absence of the requirement to obtain Buyer’s stockholder approval of the Purchase Agreement;

•	sufficient funds to pay the purchase price;

•	investment intent;

•	due diligence; and

•	absence of untrue statements of material fact or omission to state any material fact with respect to information about Buyer and furnished by Buyer to us for use in the Information Statement.

CONDUCT PRIOR TO THE CLOSING

Article V of the Purchase Agreement also contains a number of covenants that may affect both Vie and Vie Securities, which relate to conduct of the business of Vie Securities prior to closing. From the execution date of the Purchase Agreement until closing, unless consented to by Buyer in writing, we have agreed that with respect to Vie Securities:

•	the business of Vie Securities shall be conducted only in the ordinary course of Vie Securities’ business and in accordance in all material respects with all applicable laws and Vie Securities’ past custom and practice during calendar year 2004;

•	Vie and Vie Securities shall not, directly or indirectly, with respect to Vie Securities, among other actions, (i) issue or sell any additional membership interests; (ii) sell, pledge, dispose of or encumber any assets, except in the ordinary course of business or in connection with this transaction; (iii) amend or propose to amend its charter documents; (iv) split, combine, or reclassify any outstanding membership interests or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its membership interests; provided that Vie shall be entitled to cause Vie Securities to distribute cash to Vie in an amount not to exceed $150,000 per month, and $622,417 in the aggregate, to fund ongoing, ordinary operating expenses of Vie; (v) redeem, purchase or acquire or offer to acquire any membership interests or other securities of such entity; (vi) acquire any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) except pursuant to the Loan Agreement, incur any indebtedness for borrowed money or issue any debt securities; (viii) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days (other than those reasonably disputed by Seller); (ix) accelerate, beyond the normal collection cycle, collection of accounts receivable; (x) amend, modify or terminate any Contract (as defined in the Purchase Agreement) that is disclosed in the relevant disclosure schedule to the Purchase Agreement or enter into a Contract that would require such disclosure; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of these matters;

•	subject to certain exceptions, Vie and Vie Securities shall not, directly or indirectly, enter into or modify any employment or severance or similar arrangements with any employee or grant or take any action with respect to the grant of, any bonuses, salary increases, severance or other termination pay to any employee of Vie Securities;

•	Vie and Vie Securities shall not adopt or amend any bonus, profit sharing or similar compensation or group arrangement for the benefit of any member of the executive committee of Vie Securities;

•	Vie and Vie Securities shall not cancel or terminate Vie Securities’ insurance policies or implement or adopt any change in its risk management policies except as required by applicable law;

•	Vie and Vie Securities shall use best efforts to preserve intact Vie Securities’ business organization and goodwill and to notify Buyer of certain complaints and enforcement actions, and shall not change any accounting methods except those required by GAAP;

•	Vie and Vie Securities shall afford Buyer full access to the facilities, officers, products, technology and other information as Buyer may reasonably request;

•	between the date of the Purchase Agreement and closing, Vie and Vie Securities shall operate the business of Vie Securities such that Vie Securities shall maintain its regulatory net capital in compliance at all times with applicable regulations;

•	within five business days after the date of the Purchase Agreement, Vie and Vie Securities shall assign and transfer to Vie Securities all of Vie’s right, title and interest in and to certain assets listed in the Purchase Agreement; and

•	Vie and Vie Securities and, where appropriate in the view of all parties, Buyer, shall use commercially reasonable efforts to obtain the consents or approvals of the third parties to certain contracts listed in the Purchase Agreement, and Vie and Vie Securities shall obtain consents or approvals of the third parties to certain contracts listed in the Purchase Agreement.

Vie and Vie Securities are required to maintain minimum regulatory net capital at Vie Securities during the period from signing to closing of the Asset Sale. In order to accomplish this, Vie and Vie Securities may have to take one or more of the following actions: (1) borrow up to $300,000 from Buyer, which would be reduced from the $15 million purchase price; (2) refrain from distributing cash that would otherwise be distributable from Vie Securities to Vie prior to closing of the Asset Sale; or (3) obtain financing from another source, which would be repaid from the $15 million purchase price.

ADDITIONAL AGREEMENTS

Article VI of the Purchase Agreement also contains a number of agreements among Vie, Vie Securities and Buyer, including agreements relating to:

•	making all necessary regulatory filings as promptly as practicable after signing;

•	from the date of execution until the earlier of the closing or termination, we and Vie Securities shall not (i) initiate or take any action designed to facilitate inquiries that may be reasonably expected to lead to an acquisition proposal or (ii) subject to certain exceptions engage in discussions or negotiations that may reasonably be expected to lead to an acquisition proposal; provided that subject to certain conditions, we and Vie Securities may participate in discussions if the acquisition proposal is otherwise in compliance with this nonsolicitation provision and our Board of Directors determines in good faith, after consultation with counsel and a financial advisor, that such acquisition proposal is or is reasonably likely to lead to a superior proposal and that failure to take such actions would be a breach of fiduciary duties under applicable law;

•	termination of our 401(k) Plan prior to closing of the Asset Sale;

•	confidentiality of trade secrets and other confidential or proprietary information;

•	notification of certain matters;

•	agreement of Vie to refrain from discouraging the maintenance of business relationships with Vie Securities;

•	litigation support;

•	assignment of confidentiality agreements;

•	termination of contracts between Vie Securities and Vie (or its subsidiaries or affiliates), at the option of Buyer after the closing of the Asset Sale;

•	allocation of expenses between Buyer and Vie incurred in connection with negotiation, execution and delivery of the Purchase Agreement;

•	payment of transfer taxes by Vie in connection with this transaction;

•	obligations under group health plan continuation coverage, including COBRA notification, and COBRA continuation coverage and indemnification for any claim, demand and other liability relating to COBRA liability;

•	actions to ensure that Buyer (and Vie Securities, after the closing of the Asset Sale) is named an additional insured or additional beneficiary on certain insurance policies; and

•	in the event we provide written notice to Buyer that we require interim funding prior to closing, Buyer shall, within five business days of receipt of such notice, provide interim funding to us up to $300,000; the purchase price to be reduced dollar for dollar by the amount of any such interim funding.

CONDITIONS TO CLOSING

Article VII of the Purchase Agreement sets forth the conditions to each party’s obligation to close the Asset Sale. The obligations of Vie, Vie Securities and Buyer under the Purchase Agreement are subject to the following conditions:

•	no judgment, order, decree or similar legal impediment imposing material sanctions, damages, or liabilities directly arising out of the Asset Sale or preventing the consummation of the Asset Sale;

•	no pending or threatened action or proceeding by any governmental entity or self-regulatory organization seeking to prevent or delay consummation of the Asset Sale or asserting the illegality of any material provision of the Purchase Agreement; and

•	all consents of government entities and self-regulatory organizations relating to us and Buyer or necessary to the consummation of the Asset Sale and continued operation of our or Buyer’s business without a material adverse change shall have been obtained.

Buyer’s obligations to complete the Asset Sale are subject to the following additional conditions:

•	Vie’s and Vie Securities’ representations and warranties shall be true and correct in all material respects as of the closing date and Vie and Vie Securities shall have performed in all material respects the covenants and agreements required under the Purchase Agreement;

•	no judgment, order or other legal impediment shall be in effect imposing material limits on Buyer’s ability to acquire or hold or exercise full rights of ownership of any securities of Vie Securities; imposing material limits on Buyer’s ability to combine and operate the business and assets of Vie Securities; imposing other material sanctions arising directly out of Buyer’s consummation of the Asset Sale on Buyer or any of its officers or directors; or requiring or seeking to require divestiture by Buyer of any portion of the business, assets or property of Vie Securities or Buyer;

•	Vie and Vie Securities shall have obtained all material consents;

•	there shall have been no change to the business, assets, properties of the Company between the date of the Purchase Agreement and closing that would result in a material adverse change;

•	Vie shall have delivered certain documents to Buyer; and

•	Vie and Vie Securities shall have terminated certain intra-company agreements.

The obligations of Vie and Vie Securities to complete the Asset Sale are subject to the following additional conditions:

•	Buyer’s representations and warranties must be true and correct in all material respects as of the closing date;

•	Buyer shall have performed in all material respects the covenants and agreements required under the Purchase Agreement;

•	Buyer shall have obtained certain regulatory consents; and

•	Buyer shall have delivered certain documents to us.

TERMINATION

Article VIII of the Purchase Agreement sets forth the rights of each party to terminate the Purchase Agreement prior to the closing of the Asset Sale and provides that the Purchase Agreement may be terminated at any time prior to closing as follows:

•	by the mutual consent of Vie and Buyer;

•	by either us or Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in the representations, warranties and covenants and such material misrepresentation, breach of warranty or breach of covenant is not cured by the breaching party within thirty (30) days following the receipt of notice;

•	by either of us or Buyer if the Asset Sale has not been consummated by February 28, 2005, provided that neither we nor Buyer will be entitled to terminate if our willful breach, or in the case of Buyer, Buyer’s willful breach, of the Purchase Agreement prevented consummation of the Asset Sale.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Article IX of the Purchase Agreement provides that the representations and warranties identified in Articles II and III of the Purchase Agreement will not survive the closing.

REGULATORY APPROVALS

As noted above (see “MATERIAL TERMS OF THE PURCHASE AGREEMENT”), it is a condition to the consummation of the Asset Sale that all approvals of the NYSE and the NASD will have been obtained and will remain in full force and effect. Pursuant to the rules of the NYSE, Buyer’s broker-dealer subsidiary, Piper Jaffray and Co. (“PPC”), which is a member of the NYSE, must obtain the NYSE’s approval of the Asset Sale. During the

NYSE’s review process, PPC must provide the NYSE with certain completed forms related to the Asset Sale and such other information as the NYSE may request. The Asset Sale may not be completed unless the required information has been submitted to, and approved by, the NYSE and certain waiting period requirements have been satisfied.

Pursuant to the rules of the NASD, Vie Securities and Piper Jaffray Companies, which are both members of the NASD, may be required to obtain the NASD’s approval of the Asset Sale. If so, these broker-dealers will be required to provide the NASD with such information as it may request to complete its review, and the Asset Sale may not be completed unless such review is complete and any waiting period requirements have been satisfied.

Although we do not expect these regulatory authorities to raise any significant concerns in connection with their respective reviews of the Asset Sale, we cannot predict whether we will obtain all required regulatory approvals, or whether any regulatory approvals will include terms, conditions or restrictions that would be detrimental to Buyer or us.

Although the Asset Sale must be effected in accordance with applicable Delaware General Corporation Law and federal and state securities laws, no other federal or state regulatory requirements or approvals are required. Because the written consent of the holders of a majority of our common stock satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law and our Certificate of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTION

As described below, Mr. Stamos has interests in the Asset Sale that may be different from, or in addition to, your interests as stockholders of the Company. Mr. Stamos and certain other employees entered into letter agreements with Buyer in connection with their employment with Buyer upon consummation of the Asset Sale. Upon consummation of the Asset Sale, Mr. Stamos will become employed by Buyer as Head of Automated Intelligent Execution (“AIE”). Mr. Stamos will receive an annual base salary of $200,000 prorated for the remainder of the year 2004 and for 2005. Mr. Stamos will be eligible for a bonus for calendar years 2005 and 2006 so long as he remains an employee in good standing during such time. The bonus for year 2005 will be contingent upon AIE’s producing a business unit operating profit and for 2006, based upon the profitability of Buyer’s Equities & Investment Banking department and the AIE team. Any bonus awarded will be comprised of both cash and deferred compensation, which includes restricted stock, stock options or other deferred vehicles. Buyer will extend Mr. Stamos a forgivable loan of $335,000 on January 1, 2005 so long as he is employed on such date and a second forgivable loan of $165,000 at the time the AIE business unit achieves “Operating Profitability” as defined in the letter agreement. The loans will be forgiven on January 1, 2007 if Mr. Stamos is actively employed by Buyer at such time. Mr. Stamos will also be subject to restrictions on nonsolicitation during his employment and for a period of twelve months following the date of his termination of employment with Buyer and a noncompete restriction for a period of six months following his employment termination if such termination date is on or after January 1, 2007, or twelve months following the termination date if such date is before January 1, 2007. The noncompete provision applies if Mr. Stamos is terminated for “Cause” or resigns employment with Buyer and will not apply upon his termination by Buyer without “Cause” or if he is “Constructively Terminated” (as such terms are defined in his letter agreement).

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet of Vie Financial gives effect to the Purchase Agreement among Vie, Vie Securities and Buyer, dated September 21, 2004, repayment of the RGC Note and conversion of the Innovations Note as if each had occurred on June 30, 2004; and the unaudited pro forma statements of operations for the three months ended June 30, 2004 and the fiscal year ended March 31, 2004 of Vie Financial gives effect to the divestiture of Vie Securities, the repayment of the RGC Note and conversion of the Innovations Note as if they had occurred at the beginning of each of the respective periods presented.

This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto, and has been prepared utilizing the financial statements and notes thereto appearing in Vie Financial’s annual report on Form 10-K for the year ended March 31, 2004 and quarterly report on Form 10-Q for the quarter ended June 30, 2004.

The pro forma information is presented for information purposes only and may not be indicative of (1) the results that actually would have occurred had the Purchase Agreement been consummated on the dates indicated or (2) the results of Vie Financial that may occur or be obtained in the future. In addition, the pro forma financial information does not give effect to the Plan of Liquidation (see “ACTION FOR PLAN OF LIQUIDATION,” included in this Information Statement). As such, stockholders should consider the Plan of Liquidation in connection with the Company’s current operations, future prospects and the following unaudited pro forma financial information.

UNAUDITED PRO FORMA BALANCE SHEET

June 30, 2004

	Historical June 30, 2004 (Unaudited)	Historical Vie Securities	Vie Securities Sale Pro Forma Adjustments		Secured Notes Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$1,496,428	$(1,462,261)	$15,122,417	(a,b,d)	$(1,425,563	)(f)	$13,731,021
Securities owned, at fair value	12,334	(12,334)					—
Receivables from brokers, dealers and other	428,974	(428,974)					—
Prepaid expenses and other current assets	476,245	(17,138)					459,107

Total current assets	2,413,981						14,190,128
Property and equipment, net of accumulated depreciation	115,453	(40,962)	(73,268	)(c)			1,223
Other assets	407,858	(12,000)	(7,480	)(c)			388,378

Total assets	$2,937,292						$14,579,729

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$2,023,714	(752,498)	(14,000	)(c)			1,257,216
Accrued severance and current portion of lease termination liability	142,053	—					142,053
Net liabilities of discontinued operations	62,667						62,667

Total current liabilities	$2,228,434						$1,461,936
Secured note	4,967,109				(4,967,109	)(f)	—
Secured convertible note	1,386,019				(1,386,019	)(h)	—
Lease termination liability	431,834						431,834
Other liabilities	50,804		(24,305	)(c)			26,499

Total Liabilities	9,064,200						1,920,269

Commitments and contingencies	—
Preferred stock – shares authorized: 3,000,000
590,000 shares designated as Series B – (liquidation preference $10 per share); shares issued and outstanding: 24,000	240,000						240,000
100,000 shares designated as Series G $01 par value: $001; shares issued and outstanding: 12,013	120						120
Common stock – par value: $.01; shares authorized: 1,000,000,000; shares issued and outstanding: 21,139,245	211,392				5,797	(h)	217,189
Additional paid–in capital	110,387,193				1,380,222	(h)	111,767,415
Accumulated deficit	(116,924,901)		13,858,803	(e)	3,541,546	(g)	(99,524,552)
Accumulated other comprehensive loss	(40,712)						(40,712)

Total stockholders’ equity	(6,126,908)						12,659,460

Total liabilities and stockholders’ equity	$2,937,292						$14,579,729

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Three Months Ended June 30, 2004

	For the 3 Months Ended June 30, 2004 (Unaudited)	Historical Vie Securities (i)	Pro Forma Adjustments		Pro Forma
Revenues	$1,951,705	$(1,951,705)			$—

Expenses:
Salaries and benefits	973,479	$(930,354)			43,125
Professional fees	398,830	(36,219)			362,611
Brokerage, clearing and exchange fees	709,938	(709,938)			0
Depreciation and amortization	16,275	(3,418)	(12,245	)(c)	612
Non–cash compensation charges	34,248				34,248
Loss on trading activities	258,762	(258,762)			—
Selling, general and administrative	665,894	(480,158)			185,736
Restructuring charges	49,190	—			49,190

Total costs and expenses	3,106,616				675,522

Loss from operations	(1,154,911)				(675,522)

Interest income	1,399	(5)			1,394
Interest expense	(354,761)		350,848	(f,h)	(3,913)

Net Loss from continuing operations	(1,508,273)				(678,041)

Dividends attributed to preferred stock	(3,880,142)				(3,880,142)
Dividends in arrears on preferred stock	(5,385)				(5,385)

Net loss from operations applicable to common stock	$(5,393,800)				$(4,563,568)

Basic and diluted net loss per common share from continuing operations	$(0.30)				$(0.26)
Weighted average number of common shares outstanding	17,830,688				17,830,688

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 31, 2004

	For the Year Ended March 31, 2004	Historical Vie Securities (i)	Pro Forma Adjustments		Pro Forma
Revenues	$8,919,521	$(8,919,521)			$—

Expenses:
Salaries and benefits	4,136,741	$(3,964,241)			172,500
Professional fees	1,094,701	(163,138)			931,563
Brokerage, clearing and exchange fees	4,829,908	(4,829,908)			0
Depreciation and amortization	355,354	(5,725)	(224,988	)(c)	124,641
Non-cash compensation charges	621,224				621,224
Loss on trading activities	2,141,137	(2,141,137)			—
Selling, general and administrative	2,620,680	(1,530,762)			1,089,918
Restructuring charges	1,352,406	(197,083)			1,155,323

Total costs and expenses	17,152,151				4,095,169

Loss from operations	(8,232,630)				(4,095,169)

Interest income	10,727	(2,727)			8,000
Interest expense	(1,838,737)		1,403,391	(f,h)	(435,346)
Debt issue costs	(6,642)				(6,642)
Other (expense) income	(47,793)				(47,793)
Equity in income (loss) of affiliates	(1,619)				(1,619)

Net Loss from continuing operations	(10,116,694)				(4,578,569)

Dividends attributed to preferred stock	(4,877,425)				(4,877,425)
Dividends in arrears on preferred stock	(21,656)				(21,656)

Net loss from operations applicable to common stock	$(15,015,775)				$(9,477,650)

Basic and diluted net loss per common share from continuing operations	$(2.16)				$(1.36)
Weighted average number of common shares outstanding	6,952,602				6,952,602

Pro Forma Adjustments	Balance Sheet	June 30 Stmt of Ops	March 31 Stmt of Ops
(a) To record proceeds from divestiture of Vie Securities LLC	$15,000,000	$—	$—
(b) To record transfer of excess net working capital of Vie Securities LLC as of August 20, 2004 as contemplated by the Purchase Agreement	622,417	—	—
(c) To record transfer of certain assets and liabilities and related expenses between Vie Securities LLC and Vie Financial Group, Inc. in connection with Purchase Agreement	119,053	—	—
(d) To record estimated transaction expenses associated with the sale of Vie Securities LLC	500,000	—	—
(e) To record gain resulting from sale of Vie Securities LLC	13,858,803	—	13,858,803
(f) To record RGC secured note repayment	1,425,563	(350,848)	(1,403,391)
(g) To record gain on RGC secured note repayment	3,541,546	—	—
(h) To record conversion of OptiMark Innovations secured convertible note	1,386,019	(187,500)	(750,000)
(i) To remove the operating results of the Company except for expenses which relate to assets and liabilities retained by the Company and ongoing general and administrative corporate expenses	—	467,149	3,915,200

USE OF PROCEEDS

According to the Purchase Agreement and upon closing of the Asset Sale, Buyer will deliver approximately $1.425 million of the $15 million cash consideration on our behalf to our senior secured lender, RGC, as payment in full of the RGC Note, pursuant to the Repayment Agreement. The Company plans to use approximately $2.3 million to fund business operations and expenses related to the Plan of Liquidation, including any funds that the Company must hold back for liabilities in anticipation of the liquidation and wind-up of its business in accordance with the Plan of Liquidation. There can be no assurance that $2.3 million will be sufficient to fund business operations and expenses related to the Plan of Liquidation. The amount could be greater depending on, among other factors, the amount of time to liquidate, professional fees and the cost of winding up Vie’s interests in its subsidiaries and Kingsway, and legal costs related to finalizing the Company’s arbitration claim with the Toronto Stock Exchange. In addition, pursuant to the Promissory Note, the Company will receive a loan prior to the closing of the Asset Sale, secured by certain of our assets, of up to $1 million, the aggregate principal amount and accrued interest of which will be forgiven at the closing and which security interests will be released. The Company intends to contribute the $1 million in proceeds from the Promissory Note to Vie Securities to fund its interim operating losses. Apart from the transfer to RGC, creditors and stockholders will not directly receive funds from the Asset Sale.

Under the Repayment Agreement with RGC, all obligations of Vie under the $4.751 million RGC Note would be satisfied in return for the commitment to repay RGC approximately $1.425 million out of the proceeds from the transaction. To the extent the Company receives net proceeds from the sale of its interests in Gomez and Kingsway in excess of $500,000, RGC has the right to receive one-third of such proceeds in excess of $500,000. Following the repayment of the RGC Note upon the closing of the Asset Sale, Vie’s obligations under the RGC Note will terminate, however, RGC will retain its security interest with respect to Kingsway and Gomez until those assets are sold, transferred, or otherwise disposed of. In the event the Asset Sale is not completed, the Repayment Agreement will terminate and RGC will retain all of its rights under the RGC Note.

On September 27, 2004, Innovations agreed to, concurrently with the closing of the Asset Sale, convert all of the approximately $3 million of outstanding principal and accrued interest on the Innovations Note for 579,690 shares of common stock. Following the conversion of the Innovations Note upon the closing of the Asset Sale, Vie’s obligations under the Innovations Note will terminate and Innovations will become a common stockholder of the company. Innovations’ decision to convert the Innovations Note into common stock pursuant to its terms results in (i) Vie not being required to repay any of the outstanding principal and accrued interest that is currently due under the note in cash, (ii) Innovations owning an additional approximately 2.4% of the aggregate voting stock of the Company, and (iii) Vie having more cash available for use and distribution to creditors and other stockholders pursuant to the Plan of Liquidation. In the event the Asset Sale is not completed, Innovations will retain all of its rights under the Innovations Note.

RISKS IF THE ASSET SALE IS NOT COMPLETED

In addition to the other information contained in this Information Statement, you should carefully read the following risk factors. If any of the following risks actually occurs, our business will be seriously harmed and we may be unable to continue operating as an independent entity or to continue as a going concern.

If we are unable complete the Asset Sale and we are also unable to obtain additional capital by entering into alternate financing arrangements or a strategic relationship with another firm or generate sufficient cash flows from operations to fund our business within the next two to three months, we will be unable to continue operating as an independent entity. If we are also unable to complete a sale of the Company or its assets in that time frame, we will be unable to continue as a going concern. There is no assurance that we will be successful in accomplishing any of these objectives, nor can we predict the terms or the impact on existing holders of our common stock of any potential financing, strategic transaction, or sale of the Company or its assets.

In addition, the following risks may occur if we do not complete the Asset Sale:

•	We may be required to repay the $1 million aggregate principal amount and accrued interest of interim financing and an additional $300,000 if we borrow it pursuant to the Purchase Agreement to Buyer;

•	Failure to complete the Asset Sale could negatively impact our stock price and future operations;

•	Costs related to the Asset Sale, including distribution of the Information Statement, legal and other fees must be paid even if the Asset Sale is not completed;

•	Customers and others may, in response to the announcement of the Asset Sale, delay or defer decisions concerning us, and any such delays or deferrals may have a significant negative impact on us; and

•	RGC and Innovations will retain their respective rights under the RGC Note and Innovations Note.

ACTION FOR PLAN OF LIQUIDATION

Pursuant to the Plan of Liquidation to be undertaken following the closing of the Purchase Agreement, the Company intends to effect a liquidation of its remaining assets in an effort to realize the maximum value for these assets and repay its obligations to creditors to the extent possible. The Board of Directors may decide under the authority of the Plan of Liquidation that it is in the best interests of the Company and its stockholders to sell its remaining assets or merge into another company. The Plan of Liquidation gives the Company the authority to complete in its discretion (including as to timing) the following corporate actions:

•	collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company’s stockholders;

•	transfer the Company’s property and assets (including cash, cash equivalents and accounts receivables) to a liquidating trust or trusts established pursuant to the Plan of Liquidation;

•	pay any distributions to creditors, employees and others pursuant to the Plan of Liquidation;

•	pursue lawsuits, claims and arbitration awards by the Company (including arbitration with the Toronto Stock Exchange) and defending against the same; and

•	wind up the affairs of the Company.

The Company will continue the sale and disposition of its business and assets and such assets and properties may be sold in bulk to one buyer or a number of buyers in one or a series of transactions. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and amounts owing to the Company.

Upon liquidation, if the Company pays distributions, it shall do so in accordance with the Plan of Liquidation in the following order of distribution: first to creditors, second to Series B Preferred stockholders (which have the right to a liquidation preference and accumulated dividends pursuant to the Certificate of Designations for Series B Convertible Preferred Stock), and third to common stockholders and Series G Preferred stockholders together.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations that may be relevant to Company stockholders in connection with the Asset Sale and the Plan of Liquidation. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis). This summary is intended for general information only and does not purport to be comprehensive. Tax consequences which are different from or in addition to those described herein may apply to stockholders who are subject to special treatment under the U.S. federal income tax laws, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, this discussion only addresses the tax consequences of the Asset Sale and the Plan of Liquidation for stockholders who hold their shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended.

The Company will recognize gain or loss from the Asset Sale equal to the difference between the amount we realize from the sale and the aggregate adjusted tax basis of Vie Securities in its assets. We will be subject to federal income tax on any such recognized gain. We expect that all or most of this gain will be offset by our net operating loss carryforwards for regular income tax purposes, but that the offset may be incomplete for alternative minimum tax purposes, because for such purposes the amount of net operating loss carryforwards that may be utilized for a particular tax year is generally limited to 90 percent of a corporation’s alternative minimum taxable income. The Asset Sale will have no significant tax consequences with respect to our stockholders, except indirectly to the extent of the corporate-level tax consequences to the Company itself, as discussed above, and the subsequent tax consequences that may occur, as discussed below.

Any liquidation of the Company pursuant to the Plan of Liquidation would be a taxable transaction both for the Company and our stockholders. We would recognize gain or loss measured by the difference between the adjusted bases and the fair market values of any assets distributed in liquidation. If we recognize gain and do not have sufficient net operating losses to offset such gains, we would be required to pay the resulting tax in cash, which would reduce the assets available for distribution to the stockholders. Stockholders would recognize gain or loss on the difference between the amount distributed to them in liquidation and their adjusted basis in their stock. This gain or loss would be long-term capital gain or loss if, as of the date of the liquidation, the holding period for such shares is more than one year.

The Plan of Liquidation provides that the Company may distribute all of its assets to a liquidating trust. Such a distribution to a liquidating trust would be treated for tax purposes as if our assets had been distributed to our stockholders and then contributed by them to the liquidating trust. This deemed distribution to stockholders would be treated as a distribution in exchange for their Company stock, and the stockholders would recognize gain or loss equal to the difference between the fair market value of the amounts received in liquidation (including cash and the fair market value of assets other than cash) and the stockholders’ adjusted bases in their stock. The stockholders would not be required to recognize any additional gain or loss on the deemed contribution of these assets to the liquidating trust. Gains or losses realized by the trust in the course of its administration would generally be passed through to the stockholders, who would be taxed on their respective shares of such gains and losses on their own tax returns. This discussion assumes that no company liabilities will be assumed by the liquidating trust.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES TO YOU OF THE ASSET SALE AND THE PLAN OF LIQUIDATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, there were 21,139,245 issued and outstanding shares of common stock, par value $0.01 per share, 24,000 shares of Series B Preferred convertible into 1,440 shares of common stock, and 12,013.46 shares of Series G Preferred convertible into 2,254,356 shares of common stock. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders, and each share of Series G Preferred has such number of votes equal to the number of common shares then issuable upon conversion into common stock. The Series G Preferred stockholders do not vote as a separate class. The Series B Preferred stockholders are not entitled to voting rights. Because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have voted in favor of the foregoing actions by resolution dated September 21, 2004, and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The following tables set forth certain information as of September 21, 2004, regarding the beneficial ownership of the equity securities of the Company and its subsidiaries by (1) all current directors, (2) Dean Stamos, the chief executive officer of the Company, (3) the Company’s four most highly paid executive officers other than the CEO who were serving as executive officers as of March 31, 2004, (4) all current directors and executive officers of the Company as a group, and (5) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC. In all cases below, unless otherwise stated, each individual exercises sole investment and dispositive power over the shares beneficially owned by that person. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares for which the person had the right to acquire beneficial ownership within 60 days of September 21, 2004.

Vie Financial Group, Inc. Common Stock, par value $0.01 per share

As of September 21, 2004, there were 21,139,245 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
OptiMark Innovations Inc. 1114 Avenue of the Americas 22nd Floor New York, NY 10036	6,696,310	(1)	88.8%
SOFTBANK Capital Partners LLC 1188 Centre Street Newtown Center, MA 02459	16,111,068	(2)	95.0%
DFJ ePlanet Entities 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	11,550,277	(3)	93.2%
John W. Egan 4612 Pine Valley Drive Frisco, TX 75034	1,404,914	(4)	16.8%
Jennifer L. Andrews	97,040	(5)(6)	*
Ronald D. Fisher	15,852	(5)(7)	*
William A. Lupien	87,649	(5)(6)	*
Jonah M. Meer	36,707	(6)	*
Daniel A. Nole	67,667	(5)(6)	*
Dean G. Stamos	740,239	(5)(6)	3.4%
Robert J. Warshaw	119,353	(5)(6)(8)	*
All executive officers and directors of the Company as a group (7 persons)	1,194,459	(5)(6)	5.4%

The address of each of the beneficial owners listed above is, unless otherwise indicated, c/o Vie Financial Group, Inc., 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036.

*	Represents less than 1%.

(1)	Includes 579,272 shares issuable upon conversion of the senior secured convertible note executed by Vie in favor of Innovations on May 7, 2002. Innovations is owned by OptiMark, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP, Draper Fisher Jurvetson ePlanet Ventures LP, Draper Fisher Jurvetson ePlanet Partners Fund LLC, and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, and therefore, securities owned by Innovations may be regarded as being beneficially owned by each of these entities.

(2)	SOFTBANK Capital Partners LLC is the sole general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP (the “SOFTBANK investment funds”), therefore all securities owned by the SOFTBANK investment funds may be regarded as being beneficially owned by SOFTBANK Capital Partners LLC. All investment decisions on behalf of SOFTBANK Capital Partners LLC must be approved by SB Capital Managers LLC, therefore all securities beneficially owned by SOFTBANK Capital Partners LLC may be regarded as being beneficially owned by SB Capital Managers LLC. As of September 21, 2004, the beneficial ownership of SOFTBANK Capital Partners LLC, SB Capital Managers LLC and the SOFTBANK investment funds is as follows:

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SOFTBANK Capital Partners LLC	16,111,068	(a)(b)(c)(d)	95.0%
SB Capital Managers LLC	16,111,068	(a)(b)(c)(d)	95.0%
SOFTBANK Capital Partners LP	11,403,500	(a)	93.1%
SOFTBANK Capital LP	11,322,627	(b)	93.1%
SOFTBANK Capital Advisors Fund LP	6,777,560	(c)	88.9%

(a)	Includes 22,321 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(b)	Includes 21,937 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(c)	Includes 385 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(d)	Includes 6,117,038 shares of common stock owned by Innovations and 579,272 shares of common stock issuable upon conversion of the OptiMark Note.

(3)	A common investment committee must approve all investment decisions of Draper Fisher Jurvetson ePlanet Ventures LP, Draper Fisher Jurvetson ePlanet Partners Fund, LLC and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG (“the Draper Fisher Jurvetson ePlanet Entities”). Therefore, the members of the investment committee may be regarded as beneficially owning securities held by the Draper Fisher Jurvetson ePlanet Entities. As of September 21, 2004, the beneficial ownership of the Draper Fisher Jurvetson ePlanet Entities and the members of the investment committee is as follows:

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Draper Fisher Jurvetson ePlanet Ventures LP +	11,370,680	(a)(d)	93.1%
Draper Fisher Jurvetson ePlanet Partners Fund LP ++	6,793,389	(b)(d)	88.9%
Draper Fisher Jurvetson ePlanet	6,778,827	(c)(d)	88.9%
GmbH & Co. KG +
Members of the Investment Committee:
Timothy C. Draper ++	11,550,277	(a)(b)(c)(d)	93.2%
John H. N. Fisher ++	11,55,0277	(a)(b)(c)(d)	93.2%
Stephen T. Jurvetson ++	11,550,277	(a)(b)(c)(d)	93.2%
Roderick Thomson +	12,552,386	(a)(b)(c)(d)(e)	93.7%
Asad Jamal +	11,550,277	(a)(b)(c)(d)	93.2%

(a)	Includes 42,991 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(b)	Includes 893 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(c)	Includes 759 shares of common stock issuable upon exercise of warrants exercisable at $4.48 per share.

(d)	Includes 6,117,038 shares of common stock owned by Innovations and 579,272 shares of common stock issuable upon conversion of the Innovations Note.

(e)	Includes 939,525 shares of common stock issuable upon conversion of the Series G Preferred and 62,583 shares of common stock issuable upon exercise of warrants exercisable at $8.00 per share.

+	Principal business address is 400 Seaport Court, Suite 102, Redwood City, CA 94063

++	Principal business address is 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025

Draper Fisher Jurvetson ePlanet Partners, Ltd. is the sole general partner of Draper Fisher Jurvetson ePlanet Ventures LP, and therefore may be deemed to beneficially own the securities owned by Draper Fisher Jurvetson ePlanet Ventures LP. Further, Draper Fisher Jurvetson ePlanet SLP Germany, Ltd. is the managing limited partner of Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, and therefore may be deemed to beneficially own the securities owned by Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG.

(4)	Includes 2,500 shares of common stock owned by Mr. Egan, 1,314,830 shares of common stock issuable upon conversion of the Series G Preferred owned by Mr. Egan, and 87,584 shares of common stock issuable upon exercise of warrants exercisable at $8.00 per share owned by Mr. Egan.

(5)	Includes the following options to acquire shares of common stock, exercisable at $8.00 per share:

Jennifer L. Andrews	17,437
Ronald D. Fisher	15,852
William A. Lupien	15,852
Daniel A. Nole	16,667
Dean G. Stamos	281,394
Robert J. Warshaw	47,555

(6)	Includes the following options to acquire shares of common stock, exercisable at $0.5329 per share:

Jennifer L. Andrews	79,597
William A. Lupien	71,798
Jonah M. Meer	36,707
Daniel A. Nole	51,000
Dean G. Stamos	458,844
Robert J. Warshaw	71,798

The shares listed above include 35,090 options issued to each of Mr. Lupien and Mr. Warshaw on February 3, 2004, which vested immediately in recognition of their past services as directors. The remaining shares listed above include the vested portion of options that were issued on June 15, 2004, which vest over a period of two years, and will remain exercisable for a period of ten years.

(7)	Mr. Fisher is the Managing Partner of SOFTBANK Capital Partners LLC and also serves on the Board of Directors of Innovations, although he is not regarded as the beneficial owner of securities owned by either SOFTBANK Capital Partners LLC or Innovations.

(8)	Mr. Warshaw is Chief Executive Officer of OptiMark Holdings, Inc. and OptiMark, Inc., and is President of Innovations. OptiMark, Inc. is a wholly-owned subsidiary of OptiMark Holdings, Inc. and is also an investor in Innovations. Mr. Warshaw is not regarded as the beneficial owner of securities owned by Innovations.

Vie Financial Group, Inc. Series G Convertible Preferred Stock

As of September 21, 2004, there were 12,013.46 shares of Series G Preferred outstanding, which were convertible into 2,254,356 shares of common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Broadgate Growth Investments, Ltd. B.A.S.E. Management (Gibraltar) Ltd. 4 Titmans Alley Gibraltar	1,668.91	(1)	13.9%
Logue Investments, Ltd. 33 Church Street Hamilton, Bermuda HM12	1,668.91	(1)	13.9%
Colonial & General Capital Corp. 1 Garrick House Carrington Street London, England W1JAF	1,668.91	(1)	13.9%
John W. Egan 4612 Pine Valley Drive Frisco, TX 75034	7,006.73	(1)	58.3%

(1)	Each share of Series G Preferred is convertible into 187.65 shares of common stock, and is entitled to one voting right for each common share on an as-converted basis. The Series G Preferred stockholders do not vote as a separate class.

NO DISSENTERS’ RIGHTS

Stockholders of Vie Financial Group, Inc. are not entitled to appraisal or dissenters’ rights with respect to the Asset Sale or Plan of Liquidation under Delaware law or the Company’s Certificate of Incorporation or By-laws.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement. The distribution will be made by mail.

FINANCIAL INFORMATION

Vie’s financial statements for the year ended March 31, 2004 are included in our annual report on Form 10-K, which was filed with the SEC for the fiscal year ended March 31, 2004. We will provide the annual report at no charge by first class mail or other equally prompt means within one business day of receipt of your request. Requests for such documents should be directed to the Secretary of Vie Financial Group at 1114 Avenue of the Americas 22nd Floor, New York, New York 10036, Telephone (212) 575-8200. We are incorporating by reference into this Information Statement our annual report on Form 10-K for the twelve months ended March 31, 2004, quarterly report on Form 10-Q for the three-month period ended June 30, 2004 and all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Information Statement and prior to the effective date of the Asset Sale and Plan of Liquidation.

WHERE TO OBTAIN MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials and information from the Commission can be obtained at existing published rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge. When requesting such materials and information from the Commission, please reference the Company’s Commission file number, which is “001-11747.”

APPENDIX A

LLC MEMBERSHIP INTEREST

PURCHASE AGREEMENT

by and among

PIPER JAFFRAY COMPANIES,

VIE FINANCIAL GROUP, INC.

and

VIE SECURITIES, LLC

September 21, 2004

EXECUTION COPY

A-1

Article I The Acquisition	A-9

1.1 Purchase and Sale of Equity Interest	A-9
1.2 Purchase Price	A-9
1.3 Closing Transactions	A-9
1.4 Purchase Price Allocation	A-10
1.5 Taking of Necessary Action; Further Action	A-10

Article II Representations and Warranties of Seller	A-10

2.1 Incorporation and Corporate Power	A-10
2.2 Title to Equity Interest	A-10
2.3 Execution, Delivery; Valid and Binding Agreement	A-11
2.4 No Violations	A-11

Article III Representations and Warranties Regarding the Company	A-12

3.1 Formation; Power and Authority	A-12
3.2 Capitalization	A-12
3.3 [Reserved]	A-13
3.4 Execution, Delivery; Valid and Binding Agreement	A-13
3.5 No Violations, Regulatory Filings and Consents	A-13
3.6 Financial Statements	A-14
3.7 Absence of Undisclosed Liabilities	A-15
3.8 Absence of Certain Developments	A-15
3.9 Title to Properties	A-17
3.10 Accounts Receivable	A-17
3.11 Tax Matters	A-17
3.12 Contracts and Commitments	A-18
3.13 Intellectual Property	A-20
3.14 Litigation	A-20
3.15 Employees	A-21
3.16 Employee Benefit Plans	A-21
3.17 Insurance	A-23
3.18 Clients	A-24
3.19 Compliance with Laws	A-24
3.20 Environmental Matters	A-25
3.21 Bank Accounts	A-25
3.22 Indemnification Obligations	A-25
3.23 Brokerage	A-25
3.24 Information Statement	A-26
3.25 Registrations	A-26
3.26 Disclosure	A-27

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Article IV Representations and Warranties of Buyer	A-27

4.1 Incorporation and Corporate Power	A-27
4.2 Execution, Delivery; Valid and Binding Agreement	A-27
4.3 No Violations	A-27
4.4 NYSE Requirements	A-28
4.5 Consents	A-28
4.6 Financing	A-28
4.7 Investment Intent	A-28
4.8 Information Statement	A-28
4.9 Due Diligence by the Buyer	A-28

Article V Conduct Prior to the Closing	A-29

5.1 Conduct of the Business	A-29
5.2 Access to Books and Records	A-30
5.3 Maintenance of Minimum Financial Targets for the Company	A-31
5.4 Transfer of Assets and Liabilities	A-31

Article VI Additional Agreements	A-31

6.1 Regulatory Filings	A-31
6.2 Conditions	A-32
6.3 No Negotiations	A-32
6.4 Employee Benefit Plans	A-34
6.5 Confidentiality	A-34
6.6 Notification of Certain Matters	A-34
6.7 Nondisparagement	A-34
6.8 Litigation Support	A-35
6.9 Assignment of Confidentiality Agreements	A-35
6.10 Intercompany Contracts	A-35
6.11 Transaction Expenses	A-35
6.12 Transfer Taxes	A-35
6.13 COBRA Liability	A-35
6.14 Insurance Coverages	A-36
6.15 Additional Funding	A-36

Article VII Conditions to Closing	A-36

7.1 Conditions to Obligations of Each Party to Effect the Acquisition	A-36
7.2 Additional Conditions to Buyer’s Obligations	A-37
7.3 Additional Conditions to Seller’s Obligations	A-39

Article VIII Termination	A-40

8.1 Termination	A-40
8.2 Effect of Termination	A-40

Article IX Survival; Indemnification	A-40

9.1 Survival of Representations and Warranties	A-40

A-3	EXECUTION COPY

Article X Miscellaneous	A-40

10.1 Press Releases and Announcements	A-40
10.2 Expenses	A-41
10.3 Amendment and Waiver	A-41
10.4 Notices	A-41
10.5 Interpretation	A-42
10.6 No Third Party Beneficiaries	A-42
10.7 Severability	A-42
10.8 Complete Agreement	A-42
10.9 Assignment	A-42
10.10 Counterparts	A-42
10.11 Governing Law	A-42
10.12 Submission to Jurisdiction	A-43
10.13 Waiver of Jury Trial	A-43
10.14 Further Assurances	A-43

A-4	EXECUTION COPY

Schedules

Disclosure Schedule

A-5	EXECUTION COPY

INDEX OF DEFINED TERMS

10-K	3
Acquisition	1
Acquisition Proposal	26
Agreement	1
Annual Financial Statements	7
Audited Balance Sheet	7
Balance Sheet Date	8
Buyer	1
Buyer Indemnified Parties	29
Buyer Representatives	23
Charter Documents	5
Client	12
Closing	2
Closing Date	2
COBRA	28
Code	3
Company	1
Company Disclosure Documents	19
Company Intellectual Property	13
Company Reports	7
Company SEC Reports	7
Contracts	12
Controlling Stockholders	1
Covered Employees	29
Delaware Law	1
DFJ	1
Disclosure Schedule	3
Environmental Laws	18
Equity Acquisition	1
Equity Interest	1
ERISA	15
ERISA Affiliates	15
Exchange Act	10
Executive Committee	1
Governing Documents	5
Governmental Entity	4
Information Statement	19
Innovations	1
Interim Funding	29
Joint Written Action	1
Key Employees	14
knowledge	35
Latest Financial Statements	7
Law	4

A-6	EXECUTION COPY

Lease	10
Liens	2
LLC Agreement	5
Losses	29
Manager Interest	1
Material Adverse Effect	5
NASD	4
NYSE	21
Parent SEC Reports	3
Permitted Liens	8
Person	35
Pro Forma Balance Sheet	8
Purchase Price	2
Purchase Price Allocation	3
Real Property	10
Registered Personnel	19
Representatives	25
Returns	10
SEC	4
Self-Regulatory Organizations	21
Seller	1
Seller COBRA Beneficiaries	29
Seller Indemnified Parties	29
SOFTBANK	1
Superior Proposal	27
Tax	11
Taxes	11
Third Party Expenses	34

A-7	EXECUTION COPY

LLC MEMBERSHIP INTEREST

PURCHASE AGREEMENT

This LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated September 21, 2004, is made and entered into by and among the Piper Jaffray Companies, a Delaware corporation (“Buyer”), Vie Securities, LLC, a Delaware limited liability company (the “Company”) and Vie Financial Group, Inc., a Delaware corporation and the owner of 100% of the outstanding economic interest of the Company (“Seller”).

WHEREAS, Seller owns 100% of the economic interest of the Company and all of the outstanding membership interest of the Company except for the Manager Interest (as defined below) (the “Equity Interest”), such Equity Interest constituting all of the issued and outstanding membership interests which carry the right to participate in the allocation of the profits and losses of the Company;

WHEREAS, Dean Stamos, the current manager member of the Company, owns a non-economic equity interest in the Company (the “Manager Interest”) and he has agreed to transfer his Manager Interest to Buyer for the sum of $1.00 at the Closing (as defined in Section 1.3 of the Agreement);

WHEREAS, SOFTBANK Capital Partners LLC, a Delaware limited liability company (“SOFTBANK”), the Investment Committee of the Draper Fisher Jurvetson ePlanet Entities (“DFJ”), (a committee empowered to make investment decisions on behalf of Draper Fisher Jurvetson ePlanet Ventures LP, Draper Fisher Jurvetson ePlanet Partners Fund, LLC and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG) and OptiMark Innovations, Inc., a Delaware corporation (“Innovations” and, together with SOFTBANK and DFJ, the “Controlling Stockholders”) control the voting power of approximately 86% of the voting capital stock of Seller;

WHEREAS, the respective Boards of Directors of Buyer and Seller and the Executive Committee of the Company (the “Executive Committee”) have determined that it is advisable and in the best interests of their respective entities and their stockholders and members, as applicable, that Buyer acquire all of the outstanding Equity Interest of the Company in exchange for cash (the “Equity Acquisition” or “Acquisition”) in accordance with the General Corporation Law of the State of Delaware (the “Delaware Law”) and the terms of this Agreement;

WHEREAS, the Controlling Stockholders have entered, effective with the execution of this Agreement, an irrevocable written action and irrevocable proxies related thereto consenting to the sale of the Equity Interest to Buyer and to the adoption of this agreement by the Controlling Stockholders of Seller (collectively, the “Joint Written Action”);

WHEREAS, Buyer has agreed to provide interim financing, upon the execution of this Agreement by all parties and the execution of the Joint Written Action, pursuant to the terms of a Promissory Note and a Security Agreement entered into by Buyer and Seller as of the date hereof; and

A-8	EXECUTION COPY

WHEREAS, Buyer, Seller and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Acquisition.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

Article I

The Acquisition

1.1 Purchase and Sale of Equity Interest. Upon the terms and subject to the conditions contained herein, at the Closing (as defined in Section 1.3 hereof), Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Equity Interest, which Equity Interest shall comprise in the aggregate all the outstanding membership interests of the Company, other than the Manager Interest, that will be issued and outstanding on the Closing Date (as defined in Section 1.3 hereof), free and clear of any and all liens, security interests, claims, pledges, charges or other encumbrances or restrictions of any kind (collectively, “Liens”).

1.2 Purchase Price. Subject to the terms and conditions of this Article I, the total purchase price (the “Purchase Price”) to be paid by Buyer for the Equity Interest shall be an amount equal to $15,000,000 in cash.

1.3 Closing Transactions.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Dorsey & Whitney LLP, Suite 1500, 50 South Sixth Street, Minneapolis, Minnesota as soon as is reasonably practical after the date on which the last of the conditions to the Closing set forth in Article VII, other than the requirement that certain documents be delivered at or prior to the Closing, shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to the parties (“Closing Date”).

(b) At the Closing:

(i) Buyer shall pay the Purchase Price (minus any amounts funded pursuant to Section 6.15) to Seller by wire transfer of immediately available funds, as set forth below, against delivery of duly executed documents of transfer of the Equity Interest in a form satisfactory to Buyer as follows:

(x) Buyer shall wire a portion of the Purchase Price equal to $1,425,562.70 to RGC International Investors, LDC on behalf of the Seller; and

(y) Buyer shall wire the balance of the Purchase Price to Seller in accordance with wire instructions provided to Buyer and Seller; and

(ii) Immediately prior to the Closing, Seller shall be entitled to cause the Company to distribute to Seller an amount equal to $622,417 less the sum of (x) all amounts previously distributed to Seller by the Company pursuant to Section 5.1(b)(iv)

A-9	EXECUTION COPY

after the date hereof, and (y) the amount of cash necessary to be retained by the Company to satisfy its capital requirements as set forth in Section 5.3; and

(iii) The Company and Seller shall deliver to Buyer the documents required to be delivered to Buyer under Section 7.2(f) below, and Buyer shall deliver to Seller the documents required to be delivered to Seller under Section 7.3(d)below.

1.4 Purchase Price Allocation. Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs) among assets of the Company in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder (and any similar provision of state or local law), which allocation shall be binding on Seller (the “Purchase Price Allocation”). Seller and the Company shall timely and properly prepare, execute, file and deliver all documents, forms and other information as Buyer may reasonably request to prepare the Purchase Price Allocation. Buyer shall deliver the Purchase Price Allocation to Seller within 60 days after the Closing Date. Buyer and Seller shall file IRS Form 8594 (and, if necessary, any amendments thereto) on a basis consistent with the Purchase Price Allocation, and neither party shall take any contrary position (whether in audits, Tax Returns or otherwise) unless required to do so by applicable law.

1.5 Taking of Necessary Action; Further Action . Buyer, Seller and the Company, respectively, shall each use commercially reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Acquisition at the time specified in Section 1.3 hereof.

Article II

Representations and Warranties of Seller

Seller hereby represents and warrants to Buyer, and acknowledges that Buyer is relying upon the following representations and warranties in connection with the purchase of the Equity Interest that, except as set forth in the Disclosure Schedule delivered by the Seller and the Company to Buyer on the date hereof (provided that any information set forth in one section of the Disclosure Schedule in such a way as to make its relevance to a representation made elsewhere in this Agreement or information called for by another section of the Disclosure Schedule reasonably apparent on the face thereof shall be deemed to apply to such other Section or subsection thereof) (the “Disclosure Schedule”) or as similarly disclosed in the Seller’s annual report on Form 10-K for the fiscal year ended March 31, 2004 (the “10-K”) or in the Seller’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 (together with the 10-K, the “Parent SEC Reports”) or as otherwise specifically required to be performed by Seller of the Company after the date hereof pursuant to the specific terms of this Agreement or the Loan Agreement:

2.1 Incorporation and Corporate Power. Seller is a corporation duly incorporated, validly existing and in good standing under Delaware Law, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

2.2 Title to Equity Interest. Seller has good, valid and marketable title to and is the sole lawful owner of all of the Equity Interest, free and clear of any Liens. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements or restrictions which in any way

A-10	EXECUTION COPY

limit or restrict the transfer to Buyer of any of the Equity Interest, and there are no member agreements, voting trusts or other agreements or understandings with respect to the voting of any portion of the Equity Interest.

2.3 Execution, Delivery; Valid and Binding Agreement. Seller has all requisite corporate power and authority to execute and deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and, except for the notice required under Section 228 of the Delaware Law, no other corporate proceedings on Seller’s part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the other documents contemplated hereby, when executed and delivered by Seller, will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, in each case, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

2.4 No Violations. The execution, delivery and performance of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby will not: (a) contravene any provision of the Certificate of Incorporation or Bylaws of Seller; (b) violate or conflict in any material respect with any federal, state, local or foreign law, statute, ordinance, rule or regulation (a “Law”) or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against Seller; (c) conflict with, result in any breach of any of the provisions of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any indenture, hypothecation, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against Seller; (d) result in the creation of any Lien upon the Equity Interest; or (e) require any authorization, consent, approval, exemption or other action by or notice to any court, commission, governmental body, regulatory authority, agency or tribunal wherever located (a “Governmental Entity”) or any other third party, other than (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities Laws, including the filing with the Securities and Exchange Commission (the “SEC”) of an amendment of Forms BD and similar filings with, or consents of, various state Governmental Entities; (ii) such approvals and consents of the National Association of Securities Dealers, Inc. (the “NASD”), if required pursuant to NASD Rule 1017 (which Seller or the Company undertakes to obtain prior to the Closing Date); and (iii) consents set forth in Section 2.4 of the Disclosure Schedule (which Seller undertakes to obtain prior to the Closing Date).

A-11	EXECUTION COPY

Article III

Representations and Warranties Regarding the Company

Seller and the Company hereby represent and warrant to Buyer, and acknowledge that Buyer is relying upon the following representations and warranties in connection with the purchase of the Equity Interest that, except as set forth in the Disclosure Schedule or as similarly disclosed in the Parent SEC Reports or as otherwise specifically required to be performed by Seller of the Company after the date hereof pursuant to the specific terms of this Agreement or the Loan Agreement:

3.1 Formation; Power and Authority.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and presently proposed to be conducted and to own, lease and operate its assets. The Company is duly qualified as a foreign limited liability company to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Section 3.1 of the Disclosure Schedule sets forth a true and complete list of all jurisdictions in which the Company is qualified and in good standing. “Material Adverse Effect” means any change, effect or circumstance that (i) has or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, other than such changes, effects or circumstances reasonably attributable to: (A) economic conditions generally in the United States; (B) conditions generally affecting the industry in which the Company participates; provided, with respect to clauses (A) and (B), the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on the Company; or (C) the announcement of the Acquisition; or (ii) prevents Buyer, Seller or the Company, as applicable, from consummating the Acquisition and the other transactions contemplated by this Agreement; provided that, with respect to clause (ii), neither Buyer nor Seller or the Company, as applicable, caused the change, effect or circumstance that prevents such party from consummating the Acquisition and the other transactions contemplated by this Agreement.

(b) The Company is not in violation of any of the provisions of its Limited Liability Company Operating Agreement effective as of March 13, 2001 (the “LLC Agreement”), Certificate of Formation or other applicable charter document (any such document hereinafter referred to as its “Charter Documents”) or other applicable governing document (any such documents hereinafter referred to as its “Governing Documents”). The Company has delivered to Buyer accurate and complete copies of its Charter Documents and Governing Documents, as currently in effect.

3.2 Capitalization.

(a) Except as set forth in the Disclosure Schedule under the caption referencing Section 3.2, all of the issued and outstanding Equity Interest of the Company is owned by Seller

A-12	EXECUTION COPY

free and clear of all Liens. The membership interests comprising the Equity Interest are duly authorized, validly issued, fully paid and nonassessable, and are free of preemptive rights or any other third party rights. All issued and outstanding Equity Interest have been offered, sold and delivered by the Company in compliance with applicable securities and corporate Laws. No portion of the Equity Interest has been issued in violation of any preemptive rights, rights of first refusal or similar rights. The rights and privileges of the Equity Interest and the Manager Interest are fully set forth in the LLC Agreement.

(b) As of the date hereof, the Company has not made any commitment or otherwise has any obligation to issue, transfer or sell any portion of the Equity Interest. No Membership Interests of the Company have been transferred since the Company changed its name to Vie Securities, LLC, other than to transfer ownership of the Manager Interest to Dean Stamos.

3.3 [Reserved].

3.4 Execution, Delivery; Valid and Binding Agreement. The Company has all requisite power and authority to execute and deliver, and perform its obligation under, this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action and no other proceedings on the Company’s part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the other documents contemplated hereby, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, in each case except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.5 No Violations, Regulatory Filings and Consents. The execution, delivery and performance of this Agreement by the Company does not and the consummation of the transactions contemplated hereby will not: (a) contravene any provision of its Charter Documents or Governing Documents; (b) violate or conflict in any material respect with any federal, state or local Law or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, or the business or any assets of the Company; (c) conflict with, result in any breach of any of the provisions of, or constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, result in the creation of a right of termination, amendment, modification, abandonment or acceleration under any indenture, hypothecation, mortgage, lease, license, loan agreement or other material agreement or instrument which is either binding upon or enforceable against the Company; (d) result in the creation of any Lien upon the Company or any of the assets of the Company; or (e) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or any other third party, other than (i) such consents, waivers, approvals, orders, authorizations,

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registrations, declarations and filings as may be required under applicable federal or state securities Laws, including the filing with the SEC of an amendment of Forms BD and similar filings with, or consents of, various state Governmental Entities; (ii) such approvals and consents of the NASD, if required pursuant to NASD Rule 1017 (which Seller or the Company undertakes to obtain prior to the Closing Date); and (iii) consents set forth in Section 3.5 of the Disclosure Schedule.

3.6 Financial Statements.

(a) Since January 1, 2001: (i) the Company has filed all forms, reports, statements and other documents required to be “filed with the SEC” (as defined below) including, without limitation, all FOCUS reports and all amendments and supplements to all such reports (collectively, the “Company SEC Reports”), (ii) the Company has filed all forms, reports, statements and other documents required to be filed with any Governmental Entities including, without limitation, state authorities regulating the business of broker-dealers and securities firms and the purchase and sale of securities, (iii) all trade reports, filings, amendments to forms and other documents required by the NASD (all such forms, reports, statements and other documents in clauses (i), (ii) and (iii) of this Section 3.6(a) being collectively referred to as the “Company Reports”). The Company Reports did not at the time they were filed (after giving effect to any amendments filed before the date hereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. As used herein, “filed with the SEC” shall mean either filed directly with the SEC or with the NASD pursuant to an understanding that the NASD shall transmit copies of the applicable portions of the reports, statements or other documents to the SEC pursuant to a plan submitted to and declared effective by the SEC.

(b) The Company has delivered to Buyer true and complete copies of (i) the audited consolidated balance sheets, as of December 31, 2003, of the Company (the “Audited Balance Sheet”) and the audited statements of income and cash flows of the Company for the year ended December 31, 2003 (collectively, the “Annual Financial Statements”), and (ii) the unaudited consolidated balance sheet, as of August 31, 2004, of the Company and the unaudited consolidated statements of income and cash flows of the Company for the eight-month period ended August 31, 2004, (such unaudited statements and unaudited balance sheets being herein referred to as the “Latest Financial Statements”).

(c) The Annual Financial Statements and the Latest Financial Statements are based upon the information contained in the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with GAAP. The Latest Financial Statements have been prepared on a basis consistent with the Annual Financial Statements and in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP), and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented (except for normally recurring year-end adjustments).

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(d) Pro Forma Balance Sheet. The pro forma balance sheet of the Company attached to the Disclosure Schedule as Section 3.6(d) and dated as of August 20, 2004 (the “Pro Forma Balance Sheet”), accurately reflects, in all material respects, the assets, liabilities and financial condition of the Company as of such date on a pro forma basis to (i) reflect the transfers of assets and liabilities into and out of the Company consistent with Seller’s obligations under this Agreement and (ii) establish the maximum amount of cash that Seller may cause to be withdrawn from the Company between the date hereof and the Closing Date pursuant to the terms of this Agreement.

(e) Section 3.6(e) of the Disclosure Schedule lists, and Seller has delivered to Buyer copies of the documentation creating or governing, all “off-balance sheet arrangements” (as defined in Item 303(a) of the Regulation S-K of the SEC) effected by the Company since April 1, 2003.

(f) Seller and the Company are not aware of any significant deficiencies or material weaknesses existing in the design or operation of the internal controls over financial reporting of the Company that adversely affects the Company’s ability to record, process, summarize and report to management or the Board of Directors of Seller material financial information relating to the Company. Since January 1, 2004, no fraud, whether or not material, that involves management or other employees who have a significant role in the preparation of financial reports of the Company, as a whole, has been disclosed to Seller’s auditors, Board of Directors or executive management.

3.7 Absence of Undisclosed Liabilities. The Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) and the Company is not a party to or bound by any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any person, arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (a) as reflected in the Audited Balance Sheet, (b) liabilities which have arisen after the date of the Audited Balance Sheet (the “Balance Sheet Date”) in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (c) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.7.

3.8 Absence of Certain Developments. Except as set forth on the Disclosure Schedule under the caption referencing Section 3.8, since the Balance Sheet Date, the Company has not:

(a) hypothecated, mortgaged, pledged or subjected to any Lien, any of its assets, except (i) Liens for current Taxes not yet due and payable or being contested in good faith in appropriate proceedings, (ii) Liens in respect of pledges or deposits under workers’ compensation Laws or (iii) Liens set forth under the caption referencing this Section 3.8(a)in the Disclosure Schedule (collectively, the “Permitted Liens”);

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(b) discharged or satisfied any Lien or paid any liability, other than current liabilities paid in the ordinary course of business;

(c) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or equityholders) any tangible assets of its business, or canceled any debts or claims except in the ordinary course of business;

(d) sold, assigned, transferred or granted (including, without limitation, transfers to any employees, affiliates or equityholders) any licenses, patents, trademarks, trade names, domain names, copyrights, trade secrets or other intangible assets;

(e) disclosed, to any Person other than Buyer and authorized representatives of Buyer, any proprietary confidential information, other than pursuant to a confidentiality agreement limiting the use or further disclosure of such information, which agreement is identified in the Disclosure Schedule under the caption referencing this Section 3.8(e) and is in full force and effect on the date hereof;

(f) waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

(g) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

(h) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance, except as would not have a Material Adverse Effect;

(i) entered into or materially modified any employment, severance or similar agreements or arrangements with, or granted any bonuses, salary or benefits increases, severance or termination pay to, any employee other than in the ordinary course of business and consistent with past practice, or to any officer, managing member or consultant;

(j) adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees, officer, managing member, member of the Executive Committee or affiliate except as required by Law;

(k) made any material capital expenditure or commitment therefor;

(l) made any loans or advances to, or guarantees for the benefit of, any Persons;

(m) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof;

(n) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; or

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(o) filed any notice, or been informed by the SEC or the NASD that a notice must be filed, with the SEC pursuant to Rule 17a-11(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.9 Title to Properties.

( a) The Company does not own any real property. The real property covered by the lease (the “Lease”) described under the caption referencing this Section3.9 in the Disclosure Schedule constitutes all of the real property rented, used or occupied by the Company (the “Real Property”).

(b) The Lease is in full force and effect, and the Company holds a valid and existing leasehold interest under the Lease for the term set forth under such caption referencing Section 3.9 in the Disclosure Schedule. The Company has made available to Buyer a complete and accurate copy of its Lease, and the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to the Company. The Company is not in default in any material respect, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under the Lease; nor, to the knowledge of the Company, is any other party to the Lease in default in any material respect thereunder.

(c) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Audited Balance Sheet or acquired since the date thereof, and will own, on and after the date of transfer thereof, good and marketable title to each of the tangible properties and tangible assets reflected on the Pro Forma Balance Sheet, in each case, free and clear of all Liens, except for (i) Permitted Liens, (ii) the Real Property subject to the Lease, (iii) personal property used by the Company and subject to lease, all of which leases are identified in the Disclosure Schedule under the caption referencing this Section 3.9, and (iv) assets disposed of since the Balance Sheet Date in the ordinary course of business.

3.10 Accounts Receivable. The accounts receivable reflected on the Latest Financial Statements are valid receivables, have arisen from bona fide transactions in the ordinary course of business, are not subject to valid counterclaims or setoffs, and, to the Company’s knowledge, are collectible in accordance with their respective terms.

3.11 Tax Matters.

(a) Except as set forth in the Disclosure Schedule under the caption referencing Section 3.11(a), each of the Company and Seller has (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns and statements (“Returns”) required to be filed or sent by it in respect of any Taxes (as defined in subsection (h) below), each of which in all material respects was correctly completed and accurately reflected any liability for Taxes of the Company and Seller covered by such Tax Return; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Tax Returns; (iii) established on its books, in accordance with GAAP and consistent with past practices, adequate reserves for the payment of any Taxes not yet due and payable; and

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(iv) complied in all material respects with all Laws relating to the withholding of Taxes and the payment thereof.

(b) All Taxes of the Company and Seller that will be due and payable for all Tax periods and portions thereof ending on or prior to the Closing Date will have been paid by or on behalf of the Company and Seller or will be reflected, in a manner consistent with past practices, on the Company’s and Seller’s books as an accrued Tax liability, either current or deferred.

(c) There are no Liens for Taxes upon any the assets of the Company, except Permitted Liens.

(d) No material deficiency for any Taxes has been proposed, asserted or assessed against the Company or Seller that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or Seller regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any material Taxes or Tax Returns of the Company or Seller for any Tax year subsequent to the year ended 2000, nor is any such Tax audit or other proceeding pending, nor has there been any written notice to the Company or Seller by any Governmental Entity regarding any such Tax, audit or other proceeding, or, to the knowledge of Seller or the Company, is any such Tax audit or other proceeding threatened.

(e) No claim has been made with respect to the Company or Seller by an authority in a jurisdiction where the Company or Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(f) Neither the Company nor Seller has engaged in any transaction that is subject to disclosure under present or former Treasury Regulation Sections 1.6011-4 or 1.6011-4T, as applicable.

(g) The Company is, and at all times has been, taxable as an entity disregarded as separate from its owner for federal income tax purposes, and no Person other than Seller has ever owned an economic interest in the Company.

(h) For purposes of this Agreement, the term “Tax” or “Taxes” means all taxes, charges, fees, levies or other assessments or impositions of any kind payable to any Governmental Entity, including, without limitation, all net income, profits, gross income, gross receipts, minimum, alternative minimum, sales, use, service, occupation, ad valorem, net worth, value added, transfer, franchise, license, payroll, employment, social security, Medicare, unemployment, withholding, disability, workers’ compensation, excise, estimated, severance, stamp, occupation, property, premium or other taxes or customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity.

3.12 Contracts and Commitments.

(a) The Disclosure Schedule, under the caption referencing this Section 3.12, lists the following contracts, whether oral or written, of an amount or value in excess of $25,000 (other

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than with respect to the contracts identified in clauses (v) and (viii) below, which shall be disclosed without regard for amount or value) to which the Company is a party and which are in effect as of the date hereof (the “Contracts”):

(i) all employment, agency or consulting agreements, all contracts or commitments providing for severance, termination or similar payments, including on a change of control of the Company;

(ii) all contracts terminable by any other party thereto upon a change of control of the Company or upon the failure of the Company to satisfy financial or performance criteria specified in such contract as provided therein;

(iii) all contracts between or among the Company, Seller or any affiliate of Seller, any member of the Executive Committee, officer, managing member or employee of the Company or any member of his or her immediate family or any entity affiliated with any such person relating in any way to the Company;

(iv) all contracts relating to the performance and payment of any surety bond or letter of credit required to be maintained by the Company;

(v) all confidentiality or non-disclosure agreements;

(vi) all agreements or indentures relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the assets of the Company;

(vii) all contracts for the provision of the Company’s services to any third party (a “Client”);

(viii) all contracts containing exclusivity or noncompetition provisions or which would otherwise prohibit the Company from freely engaging in business anywhere in the world;

(ix) all license agreements, transfer or joint-use agreements or other agreements providing for the payment or receipt of royalties or other compensation by the Company in connection with the Company Intellectual Property (as defined in Section 3.13 hereof);

(x) all agreements providing for the development or use of any products, software or Intellectual Property by or for any third party;

(xi) all agreements providing for the clearing by third parties of securities transactions effected or introduced by the Company; and

(xii) any and all other agreements of the Company not entered into in the ordinary course of business or that are material to the business, financial condition, results of operation or prospects of the Company.

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(b) The Company has performed in all material respects all obligations required to be performed by it in connection with the Contracts and is not in receipt of any claim of default under any such Contract. Each Contract is in full force and effect.

c) Prior to the date of this Agreement, the Company has made available to Buyer a true and complete copy of each written Contract, and a written description of each oral Contract, together with all amendments, waivers or other changes thereto.

3.13 Intellectual Property. The Company owns or has the right to use, whether through ownership, licensing or otherwise, all intellectual property material to the businesses of the Company in substantially the same manner as such businesses are conducted on the date hereof (“Company Intellectual Property”). Those items specifically identified on Section 3.13 of the Disclosure Schedule under the heading “Intellectual Property” are considered part of the Company Intellectual Property and shall be assigned to the Company before the Closing Date. Except as set forth in the Company Disclosure Schedule identified in Section 3.13: (a) no such Company Intellectual Property is the subject of any pending action, suit, claim, investigation, arbitration or other proceeding; (b) no person has given written notice to the Company, and Seller and the Company otherwise have no knowledge, that the use of any Company Intellectual Property by the Company or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (c) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not materially breach, violate or conflict with any instrument or agreement concerning any Company Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Intellectual Property; (d) the Company has the right to require the inventor or author of any Company Intellectual Property which constitutes an application for registration, including, but not limited to, all patent applications, trademark applications, service mark applications and copyright applications to transfer ownership, including all right, title and interest in and to (including any moral rights), to the Company of the application and of the registration once it issues; (e) the Company has no knowledge of any third party interfering with, infringing upon, misappropriating, or using without authorization any Company Intellectual Property, and has no knowledge that any employee or former employee of the Company has interfered with, infringed upon, misappropriated, used without authorization, or otherwise come into conflict with any Company Intellectual Property; (f) the Company has taken all reasonable action to maintain and protect each item of Company Intellectual Property; and (g) to its knowledge, the Company has the right to use all of the Company Intellectual Property in all jurisdictions in which the Company currently conducts business.

3.14 Litigation. There are no actions, arbitrations, mediations, suits, proceedings, orders or investigations pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

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3.15 Employees.

(a) Section 3.15(a) of the Disclosure Schedule sets forth the names and total number of all employees of the Company on the date of this Agreement and correctly reflects their salaries or hourly rates, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. All employees are U.S. citizens. To the knowledge of the Seller and Company, no employee of the Company separately identified by Buyer and listed in the Disclosure Schedule under the caption referencing this Section 3.15(a)(collectively, the “Key Employees”) has any plans to terminate his or her employment prior to the Closing. The Seller and Company have complied in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. The Seller and Company have no material labor relations problem pending, or to the knowledge of the Seller and Company, threatened. Except as set forth on Section 3.15(a) of the Disclosure Schedule, there are no workers’ compensation claims pending against the Seller or Company, nor is the Seller or Company aware of any facts that would give rise to such a claim. No Key Employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. To the knowledge of the Seller and the Company, the Company owns all Company Intellectual Property developed by their respective current and former employees, contractors and independent consultants during the period of their employment or within the scope of their contracting or consulting relationship, as the case may be, with the Company. To the knowledge of the Seller and the Company, no employee or former employee of the Seller or Company has any claim with respect to any Company Intellectual Property set forth in 3.15(a) of the Disclosure Schedule.

(b) The consummation of the Acquisition or the other transactions contemplated hereby will not cause the Company to incur or suffer any material liability relating to, or obligation to pay, severance, termination or other payments to any Person.

(c) Neither the Seller nor the Company has made any loans (except advances against accrued salaries or for business travel, lodging, or pursuant to the terms of Seller’s 401(k) Plan, or other expenses in the normal course of business) to any employee of Seller or the Company.

3.16 Employee Benefit Plans.

(a) Section 3.16(a) of the Disclosure Schedule sets forth the name of each Plan. The term “Plan” means every plan, fund, contract, program and arrangement (formal or informal, whether written or not) that the Seller or the Company or any other ERISA Affiliate sponsors, maintains or contributes to, is required to contribute to, or has or could reasonably be expected to have any liability of any nature with respect to, whether known or unknown, direct or indirect, fixed or contingent, for the benefit of present or former employees, including, without limitation, those intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness, accident or other welfare benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax

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qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, option, stock appreciation right, phantom stock or stock purchase benefits or (iv) salary continuation, paid time off, supplemental unemployment, current or deferred compensation (other than current salary or wages paid in the form of cash), termination pay,vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, the Company has no ERISA Affiliates. “ERISA Affiliates” means any trade or business (whether or not incorporated) that is part of the same controlled group under, common control with, or part of an affiliated service group that includes, the Company, within the meaning of Code Section 414(b), (c), (m) or (o).

(c) No Plan is subject to Title IV of ERISA or Code Section 412.

(d) Except as set forth in Section 3.16(d) of the Disclosure Schedule, the Company is not the Plan Administrator or Plan Sponsor (as those terms are defined in ERISA Section 3(16)) of any employee benefit pension plan (as defined in ERISA Section 3(2)). No leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, any Plan.

(e) No Plan is a multiple employer plan or multiemployer plan under Code Section 413(c) or 414(f), and neither the Company nor any other ERISA Affiliate has ever contributed to a “multiemployer plan” (as such term is defined in Sections 3(37) or 4001(a)(3) of ERISA).

(f) Except as set forth in Section 3.16(f) of the Disclosure Schedule, no Plan promises or provides health, life or other welfare benefits to retirees or former employees of the Company and/or its ERISA Affiliates, or which provide severance benefits to employees, except as otherwise required by Code Section 4980B or comparable state statute which provides for continuing health care coverage.

(g) Within the last three (3) years, no Plan that is intended to be qualified under Section 401(a) of the Code has received or committed to receive a transfer of assets and/or liabilities or spin-off from another plan, except transfers which qualify as transfers from eligible rollover distributions within the meaning of Code Section 402(c)(4).

(h) With respect to all Plans, to the extent that the following documents exist, the Seller or Company has furnished Buyer with true and complete copies of: (i) the most recent favorable IRS determination letter for each Plan that is intended to be qualified pursuant to Section 401(a) of the Code, (ii) the Annual Report/Return (Form Series 5500) with financial statements, if any, and attachments for the three most recent plan years, (iii) documents and instruments governing each Plan and related funding and administrative arrangements, including but not limited to, trust agreements, insurance contracts, administrative service agreements and investment management agreements, (iv) summary plan descriptions, and any summaries of material modifications for each Plan, and (v) list of all individuals receiving or entitled to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985

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(COBRA) under any Plan. With respect to each Plan that is intended to be qualified under Section 401(a) of the Code and is a prototype plan, to the knowledge of the Seller and the Company and the Controlling Stockholders, no reason exists which would prohibit the Seller and the Company from relying on the IRS opinion letter issued to the prototype plan sponsor or which would cause the Plan to be disqualified or cause a trust forming a part thereof not to be exempt from tax pursuant to Section 501(a) of the Code.

(i) Each Plan has been operated in compliance with ERISA in all material respects, the Code, any other applicable Law (including all reporting and disclosure requirements thereby) and the terms of such Plan. To the knowledge of the Seller and the Company, no non-exempt prohibited transactions under Section 406 or 407 of ERISA or Section 4975 of the Code have occurred with respect to any Plan.

(j) The Seller and the Company and, if applicable, any ERISA Affiliates have made full payment of all amounts due and required to be contributed or paid as benefits or expenses under the terms of each Plan and applicable law; all benefits accrued under any unfunded Plan have been paid, accrued or otherwise reserved as of the Balance Sheet Date.

(k) No Plan is currently under audit or examination by the IRS or the DOL. There are no pending or, to the knowledge of the Seller or the Company and the Controlling Stockholders, threatened audits, investigations, claims, suits, grievances or other proceedings, and to the knowledge of the Company, there are no facts that could reasonably give rise thereto, involving, directly or indirectly, any Plan, or any rights or benefits thereby, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

(l) Except as provided in Section 3.16(l) of the Disclosure Schedule, the events contemplated in this Agreement will not trigger, or entitle any current or former employee of the Seller or Company to, severance, termination, change in control payments or accelerated vesting under any Plan, other than the vesting of benefits under any tax-qualified retirement Plan pursuant to Section 6.4.

(m) To the knowledge of the Seller and the Company and the Stockholders, there are no facts or circumstances that could reasonably be expected to, directly or indirectly, subject the Company to any (i) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (ii) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (iii) civil penalty, damages or other liabilities arising under Section 502 of ERISA, except for any tax or liability that would not have a Material Adverse Effect.

(n) Company has not established or contributed to, and is not required to contribute to any “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, “welfare benefit fund” within the meaning of Section 419 of the Code, “qualified asset account” within the meaning of Section 419A of the Code, or “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

3.17 Insurance. Seller or the Company has at all times maintained insurance relating to the Company’s business and covering directors and officers, property, fire, casualty, liability, life, workers’ compensation, and all other forms of insurance customarily obtained by businesses

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in the same industry. Such insurance is sufficient for compliance, in all material respects, with all requirements of applicable Law and of any contract or agreement to which the Company is subject.

3.18 Clients.

(a) The Disclosure Schedule, under the caption referencing this Section 3.18, lists the 20 largest Clients of Company for the fiscal year ended December 31, 2003 and for the eight-month period ended August 31, 2004 and sets forth opposite the name of each such Client the approximate dollar value of net revenues by the Company attributable to such Client for each such period. Since the Balance Sheet Date, no Client listed on the Disclosure Schedule under the caption referencing this Section 3.18 has indicated that it will stop or substantially decrease the rate of business done with the Company, taken as a whole, except for changes in the ordinary course of the Company’s business.

(b) To the knowledge of the Company, each extension of credit by the Company, if any, to any Client (a) is in full compliance with Regulation T of the Federal Reserve Board or any similar regulation of the NASD, and (b) is secured by an equity amount no less than the amounts permitted pursuant to the rules and regulations of the NASD.

3.19 Compliance with Laws.

(a) Except as set forth in the Disclosure Schedule under the caption referencing Section 3.19, the Company is in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and the rules of the NASD applicable thereto. The Company has all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities and the NASD that are required in order to permit it to own and operate its businesses as presently conducted and that is material to the business of the Company, taken as a whole. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company’s knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current.

(b) Since January 1, 2004, the Company has received no notification or communication from any Governmental Entities and the NASD (i) asserting that it is not in compliance with any of the statutes, rules, regulations or ordinances which such Governmental Entities or the NASD enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (iii) requiring it (including any of the Company’s executive committee members or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy) or (iv) restricting or disqualifying the activities of the Company (except for restrictions generally imposed by rule, regulation, or administrative policy on broker-dealers generally).

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(c) The Company is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Entities or the NASD against the Company or any officer, managing member, member of the Executive Committee or employee thereof.

(d) Neither the Company, nor, to the knowledge of the Company, any Key Employee that is an “associated person” (as defined in the Investment Advisers Act of 1940, as amended) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

(e) The Company is not, nor is any affiliate of the Company or any Key Employee that is an affiliated person, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act.

3.20 Environmental Matters.

(a) The Company (i) has been in compliance and is presently complying with all applicable health, safety and Environmental Laws (defined below), and (ii) has obtained all material permits, licenses and authorizations which are required under all applicable health, safety and Environmental Laws and is in compliance in all material respects with such permits, licenses and authorizations.

(b) For purposes of this Agreement, the term “Environmental Laws” means all applicable federal, state, local and other Laws, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and other Laws, orders, decrees, directives, permits, licenses and judgments relating to hazardous materials in effect as of the date of this Agreement).

3.21 Bank Accounts. The Disclosure Schedule under the caption referencing this Section 3.21 sets forth a full and complete list of all bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

3.22 Indemnification Obligations. The Company has no knowledge of any action, proceeding or other event pending or threatened against the Managing Member or any member of the Executive Committee of the Company which would give rise to any indemnification obligation of the Company to its Managing Member or any member of the Executive Committee of the Company under the Charter Documents, Governing Documents or any agreement between the Company and its Managing Members or any members of the Executive Committee of the Company.

3.23 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

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3.24 Information Statement.

(a) Each document required to be filed by Seller or the Company with the SEC or required to be distributed or otherwise disseminated to the Seller’s stockholders in connection with the transactions contemplated by this Agreement (the “Company Disclosure Documents”), including the Schedule 14C information statement of Seller (the “Information Statement”), to be filed with the SEC in connection with the Acquisition, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.24(a) shall not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to Seller or the Company by Buyer specifically for use therein.

(b) The Information Statement, as supplemented or amended, if applicable, at the time such Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and (ii) the Company Disclosure Documents, if any, (other than the Information Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.24(b) shall not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to Seller or the Company by Buyer specifically for use therein.

(c) None of the information with respect to Seller, the Company or any of Seller’s affiliates that Seller or the Company furnishes to Buyer for use in any filings required to be made by Buyer with the SEC in connection with the Acquisition or the transactions contemplated by this Agreement, if any, at the time of such filings, and at the time of Closing, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.25 Registrations.

(a) In compliance with applicable law, the Company is registered as a broker-dealer, with the SEC, the securities commission or similar authority of any state or foreign jurisdiction and the NASD, and such registrations are in full force and effect. All such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

(b) All of the Company’s officers, managing member and employees who are required to be licensed or registered to conduct the business of the Company as presently conducted are duly licensed or registered in each state in which such licensing or regulation is so required (collectively, the “Registered Personnel”). To the knowledge of the Company, none of the Registered Personnel is or has been subject to any disciplinary or other regulatory compliance proceeding that would, or would be reasonably likely to, prevent, restrict, unduly

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delay or otherwise limit the transfer from the Company to Buyer, or the re-licensing or re-registration by Buyer, of the licenses or registrations of such Registered Personnel in any state in which such Registered Personnel are licensed or registered.

3.26 Disclosure. Neither this Agreement nor the officer certificates delivered by or on behalf of the Company pursuant to Article VII hereof nor the Disclosure Schedule nor any of the Annual Financial Statements and Latest Financial Statements hereof, taken as a whole, contain any untrue statement of a material fact regarding the Company or its business or the transactions contemplated by this Agreement or omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

Article IV

Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that:

4.1 Incorporation and Corporate Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

4.2 Execution, Delivery; Valid and Binding Agreement. Buyer has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and the other documents contemplated hereby, when executed and delivered by Buyer, will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, in each case except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

4.3 No Violations. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination under the provisions of Buyer’s Certificate of Incorporation or Bylaws or any hypothecation, indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, the breach, default, violation or termination of which would result in a material adverse effect on Buyer. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions

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contemplated hereby other than such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities Laws and the rules and regulations of the NASD and the New York Stock Exchange, Inc. (the “NYSE” and, together with the NASD, the “Self-Regulatory Organizations”).

4.4 NYSE Requirements. Buyer is not required to obtain stockholder approval of this Agreement or the transactions contemplated hereby pursuant to the rules of the NYSE applicable to listed companies.

4.5 Consents. Other than in connection with or in compliance with the rules and regulations of the Self-Regulatory Organizations, and the state commissions regulating the business of Buyer’s wholly owned securities broker-dealer subsidiary in the states in which such subsidiary is licensed to do business, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated on its part by this Agreement.

4.6 Financing. Buyer has, and will have at the Closing Date, sufficient funds to pay the Purchase Price.

4.7 Investment Intent . The Buyer is acquiring the Equity Interest for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Equity Interest has not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges that (a) it has such knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Equity Interest, (b) it can bear the economic risk of an investment in the Equity Interest for an indefinite period of time and (c) it has had the opportunity to conduct an independent due diligence review of the Company.

4.8 Information Statement. None of the information with respect to Buyer or any of Buyer’s affiliates that Buyer furnishes to Seller for use in any filings required to be made by Seller with the SEC in connection with the Acquisition or the transactions contemplated by this Agreement, if any, at the time of such filings, and at the time of Closing, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.9 Due Diligence by the Buyer. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article II and Article III, including the Disclosure Schedule and other Schedules hereto (and any updates thereto). Such representations and warranties by the Seller and the Company constitute the sole and exclusive representations and warranties of the Seller and the Company to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller and the Company are not making any representation or warranty

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whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability, or suitability as to any of the assets of the Company. The Buyer further acknowledges and agrees that any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller of the Company or any of their Affiliates.

Article V

Conduct Prior to the Closing

5.1 Conduct of the Business. Seller and the Company shall observe each term set forth in this Section 5.1 and agree that, from the date hereof until the Closing Date, unless otherwise consented to by Buyer in writing:

(a) The business of the Company shall be conducted only in, and the Company shall take no action except in, the ordinary course of the Company’s business and in accordance in all material respects with all applicable Laws and the Company’s past custom and practice during calendar year 2004;

(b) Seller and the Company shall not, directly or indirectly, do or permit to occur any of the following with respect to the Company: (i) issue or sell any additional membership interests of, or any options, warrants, conversion privileges or rights of any kind to acquire any membership interests; (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business or in connection with the transactions contemplated by this Agreement; (iii) amend or propose to amend its Charter Documents or Governing Documents; (iv) split, combine or reclassify any outstanding membership interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its membership interests; provided that, Seller shall be entitled to cause the Company to distribute cash to the Seller in an amount not to exceed $150,000 per month, and $622,417 in the aggregate, to fund ongoing, ordinary operating expenses of Seller; (v) redeem, purchase or acquire or offer to acquire any membership interests or other securities of such entity; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) except pursuant to the Loan Agreement, incur any indebtedness for borrowed money (including advances on existing credit facilities) or issue any debt securities; (viii) permit any accounts payable owed to trade creditors to remain outstanding more than 60 days (other than accounts payable, the amount of which is reasonably being disputed by the Seller); (ix) accelerate, beyond the normal collection cycle, collection of accounts receivable; (x) amend, modify or terminate any Contract listed on Section 3.12 of the Disclosure Schedule, or enter into any contract or agreement that otherwise would be listed on Section 3.12 of the Disclosure Schedule if such contract or agreement had been in effect on the date of this Agreement; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.1(b);

(c) Except as provided in Section 7.2 of this Agreement, Seller and the Company shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or

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termination pay to, any employee of the Company, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable by the Company in effect on the date hereof;

(d) Seller and the Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any member of the Executive Committee of the Company;

(e) Seller and the Company shall not cancel or terminate the Company’s current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(f) Seller and the Company shall use their best efforts to (i) preserve intact the Company’s business organization and goodwill, keep available the services of the Company’s Managing Member and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; and (ii) notify Buyer of any governmental Self-Regulatory Organization or third party complaints, enforcement actions, investigations, proceedings, information or document requests or hearings (or communications indicating that the same may be contemplated);

(g) Seller and the Company shall not change any of their methods of accounting in effect at December 31, 2003, other than those required by GAAP;

(h) Seller and the Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.8 hereof, except for such acts that would not have a Material Adverse Effect; and

(i) Except as required by applicable law or regulation, the Company shall not implement or adopt any change in its risk management policies, procedures or practices, which, individually or in the aggregate with all such other changes, would be material.

5.2 Access to Books and Records. Between the date hereof and the Closing Date, subject to Section 6.5, Seller and the Company shall afford to Buyer and its authorized representatives (the “Buyer Representatives”) access at all reasonable times, upon reasonable notice and in a manner so as not to interfere with the normal business operations of the Company, to the facilities, officers, employees, products, processes, technology, business and financial records, contracts, business plans, budget and projections and other information regarding the Company as Buyer may reasonably request, and the work papers of Goldstein Golub Kessler LLP, the Company’s independent accountants, and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and

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affairs of the Company. In addition, Seller and the Company and their, officers, managing members and directors and Executive Committee members shall cooperate fully (including providing introductions where necessary) with Buyer to enable Buyer to contact such third parties, including customers, prospective customers, specifying agencies, vendors or suppliers of the Company, as Buyer deems reasonably necessary.

5.3 Maintenance of Minimum Financial Targets for the Company. Between the date hereof and the Closing Date, Seller and the Company shall operate the business of the Company such that the Company shall maintain its regulatory net capital in compliance at all times with applicable regulations.

5.4 Transfer of Assets and Liabilities.

(a) Within 5 business days after the date hereof, Seller and the Company shall assign and transfer to the Company all of Seller’s right, title and interest in and to the assets and liabilities listed on Section 5.4(a), and the Company shall assume the assets and liabilities listed on Section 5.4(a), in each case, by delivery and execution of an assignment and assumption agreement between Seller and the Company, in form and substance satisfactory to Buyer.

(b) Seller and the Company and, where appropriate in the view of all parties, Buyer, shall use their commercially reasonable efforts to obtain the consents or approvals of the third parties to the contracts identified on Section 5.4(b)(i) to the transfer of such contracts to the Company prior to the Closing, and Seller and the Company shall obtain the consents or approvals of the third parties to the contracts, if any, identified on Section 5.4(b)(ii) to the transfer of such contracts to the Company prior to the Closing.

Article VI

Additional Agreements

6.1 Regulatory Filings.

(a) As promptly as practicable after the execution of this Agreement, Buyer, Seller and the Company shall make or cause to be made all filings and submissions under any Laws, including with the SEC pursuant to the Securities Act of 1933, as amended and the Exchange Act or any comparable laws regulating securities applicable to such party for the consummation of the transactions contemplated herein. Seller (on behalf of itself and the Company) will coordinate and cooperate with Buyer (or its affiliates) and Buyer will coordinate and cooperate with Seller in exchanging such information necessary to make such filings. Any cooperation provided by any party to the other parties towards making the necessary filings and obtaining the necessary approvals shall not derogate from or release such party from its obligations to make the necessary filings and obtain the necessary approvals applicable to such party for the consummation of the transactions contemplated herein.

(b) Seller and the Company shall prepare the Information Statement, file it with the SEC under the Exchange Act as promptly as practicable after the execution of this Agreement, and use all commercially reasonable efforts to have the Information Statement cleared by the

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SEC. Buyer shall promptly furnish to Seller and the Company all information concerning Buyer that may be required or reasonably requested in connection with any action contemplated by this Section 6.1(b). Buyer, Seller and the Company shall cooperate with each other in the preparation of the Information Statement, and Seller and the Company shall notify Buyer of the receipt of any comments of the SEC with respect to the Information Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Buyer promptly copies of all correspondence between Seller, the Company or any Representative of Seller or the Company and the SEC. Seller and the Company shall give Buyer and its counsel a reasonable opportunity to review the Information Statement prior to its being filed with the SEC and shall give Buyer and its counsel a reasonable opportunity to review all amendments and supplements to the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Seller, the Company and Buyer agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Information Statement has been cleared by the SEC, Seller shall mail the Information Statement to the stockholders of Seller.

6.2 Conditions. Each of Buyer, Seller and the Company shall take all commercially reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on such party with respect to the Acquisition and will promptly cooperate with and furnish such information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Acquisition. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by any Governmental Entity, or other third party, required to be obtained or made by such party in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement, including all consents, waivers or approvals required under any Contracts disclosed in Section 3.12 of the Disclosure Schedule; provided, however, that Buyer shall not be required to agree to any divestiture by Buyer or the Company or any of Buyer’s subsidiaries or affiliates shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

6.3 No Negotiations.

(a) From and after the date of this Agreement until the earlier to occur of the Closing Date or the date of termination of this Agreement in accordance with its terms, Seller and the Company shall not, and each of Seller and the Company will instruct their respective directors, officers, managing members, Executive Committee members, employees, agents, representatives and affiliates, including the Controlling Stockholders (collectively, “Representatives”), not to, directly or indirectly: (i) encourage, initiate, solicit or take any other action designed to, or which could reasonably be expected to, facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal or the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that

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constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions or otherwise cooperate with any person with respect to any Acquisition Proposal, except to notify such person as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to it, or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby; provided, that so long as there has been no breach of this Section 6.3(a), the Seller and the Company may, in response to an Acquisition Proposal that was not solicited after the date hereof and otherwise in compliance with the obligations under Section 6.3(b), participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement containing customary terms and conditions, (B) Seller’s Board of Directors reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel) and financial advisor (which may be its current outside financial advisor), that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal and (C) Seller’s Board of Directors reasonably determines in good faith, after consultation with outside legal counsel (which may be its current outside legal counsel), that failure to take such actions would constitute a breach of fiduciary duties under applicable Law. Seller and the Company shall immediately terminate, and shall cause their Representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to, an Acquisition Proposal.

(b) In addition to the obligations set forth in Section 6.3(a), Seller and the Company shall as promptly as practicable (and in any event within two (2) business days) advise Buyer orally and in writing of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal and the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation. Seller and the Company shall keep Parent reasonably informed of the status and material details (including material amendments) with respect to the information previously provided by Seller and the Company in connection with an Acquisition Proposal.

(c) For purposes of this Agreement, “Acquisition Proposal” means any offer or proposal concerning any (i) merger, consolidation, business combination, or similar transaction involving Seller or the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Seller or the Company representing 20% or more of the assets of Seller or the Company, (iii) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of Seller or the Company, (iv) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting equity interests of Seller or the Company or (v) any combination of the foregoing (other than the transactions contemplated by this Agreement).

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(d) For purposes of this Agreement, “Superior Proposal” means a bona fide written offer which is not solicited after the date hereof in violation of this Agreement made by any person other than Buyer that (i) concerns an Acquisition Proposal for more than 50% of the outstanding equity interests or assets of the Company, (ii) is on terms which the Seller’s Board of Directors in good faith concludes (following consultation with its financial advisors and outside legal counsel) are more favorable to the Seller’s stockholders (in their capacities as stockholders) from a financial point of view than the transactions contemplated by this Agreement (including any revisions hereto), and (iii) is, in the good faith judgment of Seller’s Board of Directors, reasonably likely to be financed and completed on the terms proposed, taking into account the various legal, financial and regulatory aspects of the proposal.

6.4 Employee Benefit Plans. Prior to Closing, Seller shall adopt resolutions terminating Seller’s 401(k) Plan.

6.5 Confidentiality. After the Closing, Seller and each of its affiliates shall hold in confidence all trade secrets and other confidential or proprietary documents and information related to the Company’s business, and shall refrain from disclosing or using any such confidential information other than for the benefit of the Company. This obligation of confidentiality and non-use shall not apply, or shall cease to apply, to such information which is in the public domain as of the Closing Date or subsequently comes into the public domain through a source other than Seller or any of their affiliates.

6.6 Notification of Certain Matters. The Company, Seller or Buyer, as the case may be, shall promptly notify the others of (a) its obtaining of knowledge as to the matters set forth in clauses (i), (ii) and (iii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, (ii) any material failure of the Company, Seller or Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the institution of any claim, suit, action or proceeding arising out of or related to the Acquisition or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

6.7 Nondisparagement. Seller will not take any action, directly or indirectly, that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with each of the Company after the Closing as it maintained with each of the Company prior to the Closing.

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6.8 Litigation Support.

(a) In the event and for so long as Buyer or the Company is actively contesting or defending against any litigation in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing or occurring on or prior to the Closing Date involving the Company, Seller will use commercially reasonable efforts to cooperate in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, all at the sole cost and expense of Buyer.

(b) In the event and for so long as Seller is actively pursuing, contesting or defending against any litigation or arbitration in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction existing or occurring on or prior to the Closing Date involving the Company or the Seller, the Buyer will use commercially reasonable efforts to make available the Key Employees for consultation and such testimony and access to its books and records as may be necessary in connection with the contest or defense, all at the sole cost and expense of Seller.

6.9 Assignment of Confidentiality Agreements. Effective upon the Closing, Seller will assign to the Company all of Seller’s right, title and interest in and to any confidentiality agreements to which Seller or the agent of Seller may be a party pertaining to the confidentiality of information pertaining to the Company, the hiring of employees of the Company or other matters. Seller will request the return or destruction of information covered by such agreements within two business days of the date of this Agreement to the broadest extent permitted by such confidentiality agreements.

6.10 Intercompany Contracts. All contracts and arrangements between the Company, on the one hand, and Seller or any of its subsidiaries or affiliates (other than the Company), on the other hand, which may remain in effect subsequent to the Closing Date may be terminated at the option of Buyer at any time after the Closing Date, at no liability to the Company.

6.11 Transaction Expenses. Prior to making any distributions to Stockholders of the Purchase Price, Seller shall either pay or accrue on its balance sheet the Company’s portion of the Company’s and its Members’ expenses incurred in connection with the negotiation, execution and delivery of this Agreement and all related documents and the consummation of the transactions contemplated hereby.

6.12 Transfer Taxes. Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Equity Interest pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by applicable Law.

6.13 COBRA Liability. Seller shall be responsible for all obligations, if any, relating to group health plan continuation coverage pursuant to Section 4980B of the Code and Sections 601 et. seq. of ERISA and any applicable regulations (“COBRA”), including but not limited to providing COBRA notification and COBRA continuation coverage with respect to all individuals covered under any group health plan of the Seller or Company who have COBRA qualifying events on or before Closing, other than the Covered Employees (the “Seller COBRA

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Beneficiaries”) regardless of whether Seller continues to maintain a group health plan after Closing. At Closing, Seller shall provide Buyer with evidence that it: (i) has obtained insurance policies or secured such other arrangement that will satisfy such COBRA obligations regardless of whether Seller is subsequently liquidated, or (ii) has set aside in its liquidating trust sufficient funds to satisfy such COBRA obligations after the Closing. Notwithstanding the foregoing, Buyer shall be responsible for all COBRA obligations with respect to the individuals listed in Section 6.13 of the Disclosure Schedule (the “Covered Employees”). Seller shall indemnify in full Buyer, the Company and their respective officers, managing member, directors, members of the Executive Committee, employees, agents, members or stockholders and subsidiaries (collectively, the “Buyer Indemnified Parties”) and hold them harmless from and against any claim, demand, loss, liability, obligation, deficiency, action, damage, expense or cost (including reasonable legal expenses) (collectively “Losses”), which the Buyer Indemnified Parties may suffer, sustain or become subject to, resulting from COBRA liability relating to Seller COBRA Beneficiaries. Buyer shall indemnify Seller and its officers, directors, employees, agents, stockholders and subsidiaries (collectively, the “Seller Indemnified Parties”) and hold them harmless from and against any Losses which the Seller Indemnified Parties may suffer, sustain or become subject to, resulting from COBRA liability relating to the Covered Employees.

6.14 Insurance Coverages. Seller and the Company shall take all actions necessary to ensure that Buyer (and the Company, after Closing) is named either an additional insured or an additional beneficiary on all insurance policies currently covering the business, operations, employees, officers and directors of the Company.

6.15 Additional Funding.

In the event Seller provides written notice to Buyer that Seller requires additional funding prior to the Closing, Buyer shall, within five (5) business days of receipt of such written notice, provide additional funding to the Seller up to $300,000 by wire transfer of immediately available funds (the “Interim Funding”). The amount of Purchase Price shall be reduced dollar for dollar by the amount of Interim Funding. Such Interim Funding shall be provided in the form of promissory note delivered by Seller to Buyer on the date hereof.

Article VII

Conditions to Closing

7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a) No Injunctions or Restraints. No judgment, order, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose material sanctions, damages, or liabilities directly arising out of the Acquisition on Buyer, Seller or the Company or any of their respective officers or directors or managing member or member of the Executive Committee; or (ii) preventing the consummation of the Acquisition.

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(b) Governmental and Self-Regulatory Action. No action or proceeding shall be threatened, instituted or pending by any Governmental Entity or Self-Regulatory Organization challenging or seeking to prevent or delay consummation of or seeking to render unenforceable the Acquisition, asserting the illegality of the Acquisition or any material provision of this Agreement or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

(c) Governmental and Self-Regulatory Consents. All consents, however expressed, of Governmental Entities and Self-Regulatory Organizations, and all filings with and notifications of Governmental Entities or Self-Regulatory Organizations which regulate the business of the Company, or in which Buyer, Seller or the Company is a member, necessary on the part of Buyer, Seller or the Company to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the businesses of Buyer, Seller or the Company without a Material Adverse Effect with respect to the Company shall have been obtained or effected.

7.2 Additional Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in Buyer’s sole discretion) of each of the following conditions on or before the Closing Date:

(a) Representations and Warranties True and Correct. The representations and warranties set forth in Article II and Article III hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Seller or the Company of discoveries, events or occurrences arising on or after the date hereof), except (x) that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date; and (y) except to the extent such failure to be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect;

(b) Covenants Performed. Seller and the Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing; except that failure to perform in full their covenants under Section 5.3 hereof shall constitute a failure of this condition;

(c) No Injunctions or Restraints. No judgment, order, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose material limitations on the ability of Buyer to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose material limitations on the ability of Buyer or its affiliates to combine and operate the business and assets of the Company; (iii) imposing or seeking to impose other material sanctions, damages, or liabilities directly arising out of the Acquisition on Buyer or any of its officers or

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directors; or (iv) requiring or seeking to require divestiture by Buyer of any portion of the business, assets or property of the Company or of Buyer;

(d) Consents Obtained. Seller and the Company shall have obtained, or caused to be obtained, each consent and approval referred to in Sections 2.4, 3.5 and 5.4(b)(ii) hereof; provided that, their failure to obtain one or more of the consents referenced in Section 5.4(b)(ii) hereof shall not constitute a failure of this condition if the failure to obtain such consents, individually or in the aggregate, would not cause a material disruption to the ongoing business of the Company;

(e) No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have occurred any Material Adverse Effect; provided that, the Company’s continuing to operate at a monthly net operating loss during such period that is less than or equal to the average monthly net operating loss for the six-month period ending August 31, 2004, shall not, in and of itself, constitute a Material Adverse Effect; and provided, further, that the Company’s financial condition shall not be the basis for a Material Adverse Effect so long as the Company complies with the covenant contained in Section 5.3;

(f) Delivery of Certain Documents by Seller. On the Closing Date, Seller shall have delivered to Buyer all of the following:

(i) a certificate of the Chief Executive Officer and the Chief Financial Officer of Seller, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

(ii) copies of the third party and governmental consents and approvals referred to in subsections (c) and (d) above and the Self-Regulatory Organization consents referred to in Section 7.1(c) above;

(iii) a complete set of the Company’s corporate record books, equity transfer records, corporate seal and other materials related to the Company’s corporate administration;

(iv) Buyer shall have received the resignation in writing of the Managing Member and members of the Executive Committee of the Company effective as of the Closing Date and each such individual shall have waived any and all claims against the Company as of the Closing Date;

(v) UCC-3 Termination Statements evidencing the release of the liens held by RGC International Investors, LDC and OptiMark Innovations, Inc. against the Equity Interest and the assets of the Company;

(vi) a properly executed certificate of Seller, in a form satisfactory to Buyer, satisfying Buyer’s obligations under Treasury Regulation Section 1.1445-2(b)(2); and

(vii) such other certificates, documents and instruments, including Tax clearance certificates, as Buyer reasonably requests related to the transactions contemplated hereby; and

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(g) Termination of Intra-Company Agreements. Seller and the Company shall have terminated all agreements among Seller and the Company, or the Company and any other subsidiary of Seller, including that certain Services Agreement, dated as of February 6, 2003, by and between Seller, Universal Trading Technologies Corporation and the Company.

7.3 Additional Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (in Seller’s sole discretion) of each of the following conditions on or before the Closing Date:

(a) Representations and Warranties True and Correct. The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

(b) Covenants Performed. Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c) Consents Obtained. Buyer shall have obtained, or caused to be obtained, each consent and approval referred to in Sections 4.5 hereof;

(d) Delivery of Certain Documents. On the Closing Date, Buyer will have delivered to the Company:

(i) a certificate of an officer of Buyer dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

(ii) copies of the Self-Regulatory Organization consents referred to in Section 7.1(c) above;

(iii) a UCC-3 Termination Statement evidencing the release of the lien held by Buyer against certain assets of Seller;

(iv) satisfactory evidence of cancellation of the Promissory Note executed by Seller in favor of Buyer on the date hereof; and

(v) such other certificates, documents and instruments as Seller may reasonably require relating to the transactions contemplated hereby.

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Article VIII

Termination

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual consent of Buyer and Seller (on behalf of itself and the Company);

(b) by Buyer or Seller (on behalf of itself and the Company) if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Company or Seller on the one hand, or Buyer, on the other, in the representations, warranties and covenants set forth in this Agreement and such material misrepresentation or breach of warranty or breach of covenant is not cured by the breaching party within 30 days following the receipt by the breaching party of a notice from the non-breaching party of any such breach; or

(c) by either Buyer or Seller (on behalf of itself and the Company) if the transactions contemplated hereby have not been consummated by February 28, 2005; provided, that, neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section 8.1(c) if such party’s willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

8.2 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 8.1 hereof, all provisions of this Agreement shall terminate and there shall be no liability on the part of Buyer, Seller or their respective stockholders, officers, or directors, except that: (i) Sections 10.1 (press releases), 10.2 (expenses) and 10.11 (governing law) hereof shall survive indefinitely, and (ii) the parties shall remain liable for their willful or fraudulent breaches of this Agreement prior to the time of such termination.

Article IX

Survival; Indemnification

9.1 Survival of Representations and Warranties. The representations and warranties contained in Article II and Article III hereof shall not survive the Closing. Notwithstanding the foregoing, nothing herein shall prevent any of the parties hereto from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to the other parties in connection with this Agreement.

Article X

Miscellaneous

10.1 Press Releases and Announcements. Except as otherwise required by Law or the rules of any applicable securities exchange or NYSE, so long as this Agreement is in effect, Buyer, Seller and the Company will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Buyer and Seller will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions

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contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as possible.

10.2 Expenses. Each party will pay all expenses incurred by such party in connection with the transactions contemplated hereunder, including without limitation legal, accounting, investment banking and consulting fees and expenses (“Third Party Expenses”) incurred in negotiating, executing and delivering this Agreement and the related documents (whether the transactions contemplated hereunder are consummated or not). The parties agree that all Third Party Expenses incurred by or on behalf of the Company shall be born by Seller, not the Company. Notwithstanding the foregoing, at the Closing, Buyer shall pay to Seller the amount of $40,000 in reimbursement of Third Party Expenses incurred by Seller in connection herewith.

10.3 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

10.4 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer:	with a copy (which shall not constitute notice) to:

Piper Jaffray Companies	Dorsey & Whitney LLP
800 Nicollet Mall	50 South Sixth Street
Minneapolis, Minnesota 55402	Minneapolis, Minnesota 55402
Attention: James L. Chosy	Attention: Robert A. Rosenbaum
Fax: 612-303-1772	Fax: (612) 340-7800

Notices to Seller and the Company:	with a copy (which shall not constitute notice) to:

Vie Financial Group, Inc.	Wilmer Cutler Pickering Hale and Dorr LLP
1114 Avenue of the Americas	1600 Tysons Boulevard
New York, New York 10036	Suite 1600
Attention: Dean Stamos	McLean, Virginia 22102
Fax: (212) 575-8295	Attention: Gregory J. Ewald
Fax: (703) 251-9797

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10.5 Interpretation. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The table of contents and headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. For all purposes of and under this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” As used in this Agreement, “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity; “knowledge” means the actual knowledge of any executive officer of the applicable party or any of its subsidiaries, as such knowledge has been obtained in the normal conduct of the business and including such knowledge as a reasonably prudent person in such position would have obtained upon the exercise of reasonable diligence; and all amounts shall be deemed to be stated in U.S. dollars, unless specifically referenced otherwise.

10.6 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity that is not a party or permitted assignee of a party to this Agreement.

10.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.8 Complete Agreement. This Agreement (together with the Disclosure Schedule and the other documents delivered pursuant hereto or contemplated hereby) and the Confidentiality Agreement, dated as of June 10, 2004, by and between the Buyer and the Seller contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

10.9 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

10.10 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

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10.12 Submission to Jurisdiction. Each of parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

10.13 Waiver of Jury Trial. EACH OF BUYER, SELLER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.14 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

[REMAINDER OF PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

PIPER JAFFRAY COMPANIES

By:	/s/ Thomas P. Schnettler
	Name:	Thomas P. Schnettler
	Title:	Managing Director and Head of Equities and Investment Banking

VIE FINANCIAL GROUP, INC.

By:	/s/ Dean Stamos
	Name:	Dean Stamos
	Title:	Chief Executive Officer

VIE SECURITIES, LLC

By:	/s/ Dean Stamos
	Name:	Dean Stamos
	Title:	Managing Member

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APPENDIX B

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

VIE FINANCIAL GROUP, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Vie Financial Group, Inc., a Delaware corporation (the “Company”), in accordance with Section 281(b) of the General Corporation Law of the State of Delaware (“DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.	Adoption of Plan of Liquidation. The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan, and holders of a majority of the outstanding shares of common stock, par value $.01 per share (the “Common Stock”) of the Company entitled to vote (approximately 86% of such outstanding shares), have executed written consents under Section 228 of the DGCL approving the Plan and ratifying the Company’s actions taken to date with respect to the Plan. The Plan and the transactions contemplated thereby have been approved by the Board of Directors as being advisable and in the best interests of the Company and its stockholders. The Plan shall constitute the adopted Plan of the Company upon the later to occur of (a) the date of stockholder approval referenced above; and (b) the date on which the Company consummates the sale of all of the issued and outstanding membership interests of Vie Securities, LLC to a third party (such date being the “Adoption Date”). Adoption of this Plan by holders of a majority of the outstanding Common Stock constitutes, effective as of the Adoption Date, the approval by the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions (including by merger) and shall constitute ratification of all contracts for sale, exchange or other disposition entered into in connection with this Plan.

2.	Notice of Liquidation. As soon as practicable after the Adoption Date but in no event later than 20 days prior to the filing of Certificate of Dissolution as provided in Section 12 below, the Company shall take reasonable steps to mail notice to its creditors and employees that this Plan has been approved by the Board of Directors and the stockholders as provided in the DGCL.

3.	Activities following Adoption of Plan of Liquidation. After the Adoption Date, the Company shall not engage in any business activities except to the extent the Board of Directors determines to be necessary or advisable to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. From and after the Adoption Date, the Company shall have the authority to and shall complete in its discretion (including as to timing) the following corporate actions:

a.	collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions (including by merger) upon such terms and conditions as the

Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company’s stockholders;

b.	transfer of the Company’s property and assets (including cash, cash equivalents and accounts receivable) to a liquidating trust or trusts (established pursuant to Section 7 hereof);

c.	pay any distributions to creditors, employees and others pursuant to Section 4 below;

d.	pursue lawsuits, claims and arbitration awards by the Company (including arbitration with the Toronto Stock Exchange) and defending against the same; and

e.	wind up the affairs of the Company.

The Company will commence the sale and disposition of its assets as soon as possible following the Adoption Date. The Company’s activities will be limited to continuing the Company’s remaining businesses pending the sale or other disposition of the Company’s remaining business units, distributing the Company’s assets in accordance with the Plan, establishing a contingency reserve for payment of the Company’s expenses and liabilities, including liabilities incurred but not paid or settled prior to authorization of the Plan, selling any of the Company’s remaining assets, and terminating any of the Company’s remaining contracts, agreements, relationships and other outstanding obligations. The Company’s assets and properties may be sold in bulk to one buyer or a small number of buyers or in a series of transactions with numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall take reasonable steps to collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

4.

Authorized Distributions. The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. All such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. may pay and otherwise provide for the payment or discharge of any liabilities and obligations, including, without limitation, contingent or unascertained liabilities and obligations determined or otherwise reasonably estimated to be due either by the Company or a court of competent jurisdiction. Specifically, the Company shall be authorized to pay ongoing operating expenses of the Company. The foregoing may be accomplished by use of one or more trusts (including a liquidating trust), escrows, reserve funds, plans or other arrangements as determined by the Company or required by law, and the stockholders, by adoption of this Plan, do constitute and appoint any agent or trustee under the arrangements provided by the Company pursuant to this Section 4 as the agent or trustee for the limited purposes provided in the agreement in which such purposes are set forth. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent.

5.	Distributions to Stockholders. (a) Subject to Section 4, hereof, the Company shall to the extent possible distribute pro rata to its stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company in accordance with the liquidation preferences of the Company’s Certificate of Incorporation. Such distribution may occur in a single distribution or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 8 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan. If, however, all of the Company’s assets are not distributed within three years after the date the certificate of dissolution is filed with the State of Delaware, the Company will transfer the remaining assets to a liquidating trust as provided in Sections 7 and 8 hereof. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent.

(b) The distributions to the stockholders, if any, shall be in consideration of the complete cancellation of all of the outstanding Common Stock of the Company, any other securities convertible into Common Stock of the Company and any shares of Preferred Stock of the Company. As a condition to receipt of any distribution to the Company’s stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock and Preferred Stock to the Company or its agents for recording of rights or any distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock or Preferred Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company or the Trustees (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to each of the Company’s stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock, Preferred Stock or securities convertible into Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock and Preferred Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for those stockholders entitled to any final liquidating distribution, if any, and (ii) the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing Common Stock and Preferred Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing Common Stock or Preferred Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6.	Retention of Third Parties. The Company’s Board of Directors may, at any time, retain a third party to complete the liquidation of the Company’s remaining assets and distribute proceeds from the sale of assets to the Company’s stockholders pursuant to the Plan. This third-party management may involve a liquidating trust, which, if created, would succeed to all of the Company’s assets, liabilities and obligations. The Board of Directors may appoint one or more of directors or officers or a third party to act as trustee or trustees of such liquidating trust.

7.	Transfers to Liquidating Trusts. If deemed necessary by the Company’s Board of Directors for any reason, the Company may, from time to time, transfer any of the unsold assets to one or more trusts established for the benefit of the Company’s creditors and stockholders, which assets would thereafter be sold or distributed on terms approved by its trustees. If all of its assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the Company’s dissolution, the Company will transfer in final distribution such remaining assets to a trust. The Company’s Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent.

8.	Appointment of Trustees. The Company’s Board of Directors may appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts (the

“Trustees”) and to cause the Company to enter into a liquidating trust agreement or agreements with such Trustee or Trustees on such terms and conditions as may be approved by the Company’s Board of Directors. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Any such conveyance to the Trustees shall be in trust for the creditors and stockholders of the Company. The Company, subject to this Section 8 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Approval and authorization of the Plan also will constitute the approval by the Company’s stockholders of any such appointment and any liquidating trust agreement or agreements.

9.	Liquidating Distributions and Authorized Expenses. Following the Closing of the sale of Vie Securities, LLC as set forth in Section 1, the Company expects to use available cash and the proceeds from the sale of Vie Securities, LLC (minus amounts owing to creditors), to address liabilities, severance benefits, a reserve for contingent claims and a payment in liquidation to stockholders. In addition to satisfying or settling the liabilities currently on the Company’s balance sheet and contingent claims, the Company anticipates using available cash following the Closing and in the next several months for a number of items, including, but not limited to, payment of:

a)	Transaction-related expenses, including expenses related to the sale of Vie Securities, LLC;

b)	Settlement of obligations on the Company’s Balance Sheet, including certain non-trade creditors;

c)	Severance benefits;

d)	A reserve to support the Company’s continuing operations until such time as they can be reasonably sold or shut down; and

e)	If available, a cash payment in liquidation to stockholders, on a pro rata basis.

10.

Payment of Professional Fees. In connection with and for the purposes of implementing and ensuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan. In addition, the Company may, in the absolute discretion of the Board of Directors, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval by the Company’s stockholders of the payment of any such compensation.

11.	Indemnification. Following the approval of the Plan by the Company’s stockholders, the Company will continue to indemnify the Company’s officers, directors, employees and agents in accordance with the Company’s restated certificate of incorporation, as amended, and by-laws, including for actions taken in connection with the Plan and the winding up of the Company’s affairs. The Company’s obligation to indemnify these persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

12.	Dissolution and Taxation. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

13.	Amendment of Plan of Liquidation. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company’s stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the fullest extent permitted by the DGCL.

14.	Further Action Authorized. The Board of Directors of the Company is hereby authorized, without further action by the Company’s stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

15.	Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

APPENDIX C

PROMISSORY NOTE

$1,000,000	September 21, 2004

FOR VALUE RECEIVED, the undersigned, VIE FINANCIAL GROUP, INC., a Delaware corporation (the “Maker”) promises to pay to the order of PIPER JAFFRAY COMPANIES (the “Payee”) at its main office in Minneapolis, Minnesota, in lawful money of the United States, or at such other address as the holder hereof may from time to time designate in writing, the principal amount of all loans made by the Payee to the Maker under the terms of this Note (each an “Advance” and collectively the “Advances”). The aggregate principal amount of all Advances outstanding hereunder shall not exceed ONE MILLION AND 00/100 DOLLARS ($1,000,000), and shall be due and payable in full on either (i) February 28, 2005, or (ii) if Payee breaches its obligations under that certain LLC Membership Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Maker, the Payee and Vie Securities, LLC, a Delaware limited liability company (the “Subsidiary”), such that the Purchase Agreement is terminated in accordance with its terms, the date that is the six-month anniversary of the date of termination of the Purchase Agreement (the applicable date set forth in the preceding clauses (i) and (ii) being referred to herein as, the “Maturity Date”). The amount and date of each Advance shall be entered by the Payee into Payee’s records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

This Note matures on the Maturity Date, and the outstanding principal amount of this Note shall be repaid in full on the Maturity Date.

Interest on the unpaid principal balance of this Note shall accrue from the date hereof at a per annum fixed rate equal to five percent (5%). The Maker also shall pay interest on any overdue installment of principal from the due date thereof until paid at an interest rate per annum equal at all times to two percent (2%) per annum in excess of the interest rate set forth above, which interest shall be payable upon demand. No provision of this Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

Accrued interest at the rates referred to above shall be due and payable in full on the Maturity Date.

Notwithstanding anything contrary contained herein, this Note shall be forgiven and the Maker shall not be required to make any payments of outstanding principal or interest upon the consummation of the sale of all of the issued and outstanding membership interests in the Subsidiary as provided in the Purchase Agreement. Upon the consummation of such sale, the Payee shall surrender this Note to the Maker for cancellation.

Amounts due and owing under this Note are subordinated in right of payment, to the prior payment in full of all amounts owed by the Maker to (i) RGC International Investors, LDC pursuant to that certain 7.5% Senior Secured Promissory Note, dated as of May 3, 2002, in the original principal amount of $4,751,875.66; and (ii) Optimark Innovations, Inc. pursuant to that certain Senior Secured Convertible Promissory Note, dated as of May 3, 2002, in the original principal amount of $2,727,273.

Principal, interest and fees owed under this Note are payable in lawful money of the United States of America in immediately available funds.

All payments under this Note shall be applied initially against accrued interest and thereafter in reduction of principal. The principal amount hereof, together with accrued, unpaid interest hereon, may be prepaid at any time and from time to time without premium or penalty.

The Payee shall forward a first Advance in immediately available funds in the amount of $700,000 on the date hereof, and shall forward a second Advance of $300,000 in immediately available funds 30 days after the date hereof.

It is expressly understood that the Payee is under no obligation to make any Advance to the Maker under this Note (whether by reason of any provision hereof or otherwise) if an Event of Default, as hereinafter defined, has occurred and is continuing.

Maker shall, immediately upon receipt, contribute to the equity of the Subsidiary all amounts advanced under this Note. Maker further agrees not to request, and shall not cause the Subsidiary to make, any dividend or other distribution to Maker on the amounts contributed to the Subsidiary as described in the preceding sentence.

The Maker warrants and represents to the Payee that (a) it is a corporation duly formed and in good standing under the laws of its state of formation and duly qualified to do business in each jurisdiction where such qualification is necessary, except for where such failure to qualify would not be material, (b) the execution and delivery of this Note, and the performance by the Maker of its obligations hereunder are within the Maker’s corporate powers and have been duly authorized by all necessary on the Maker’s part, and (c) this Note is the Maker’s legal, valid and binding obligation, enforceable in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors’ rights generally), the making and performance of which do not and will not contravene or conflict with the Maker’s certificate of incorporation or bylaws, or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Maker is bound. Upon the making of each Advance hereunder by the Payee, the Maker shall be deemed to reassert each of the foregoing warranties and representations.

If any one or more of the following events (“Events of Default”) shall occur, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately due and payable, together with all unpaid interest accrued hereon, without further notice or demand, but in the case of any of the occurrence of any of events described in paragraphs (b), (f) or (g) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand:

(a) The Purchase Agreement by and among the Maker and Payee is terminated by either Party, other than due to a breach by the Payee of its obligations thereunder, in which case, this Note shall not be accelerated for such reason);

(b) The occurrence of a change of control with respect to the Maker or Subsidiary with a party other than the Payee (a change of control being defined as (i) a merger or consolidation in which the Maker or the Subsidiary is a constituent party in which the shares of the capital stock of the Maker outstanding immediately prior to such merger or consolidation continue to represent, or are converted in into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock, (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or a series of related transactions, by the Maker or the Subsidiary of all or substantially all the assets of the Maker and the Subsidiary taken as a whole, or (iii) the sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Maker of more than 50% by voting power of the then-outstanding capital stock of the Maker to any person or entity or group of affiliated persons or entities);

(c) The Maker shall default in the due and punctual payment of either principal of or interest on this Note when the same shall become due and payable;

(d) Any representation or warranty made by the Maker under or in connection with this Note shall prove to have been incorrect in any material respect when made;

(e) Default in the due observance or performance of any covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the terms of this Note;

(f) The Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Maker or any of Maker’s properties or assets, (ii) admit in writing Maker’s inability to pay Maker’s debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against Maker in any proceeding under any such law;

(g) An order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking the reorganization or liquidation of the Maker or of all or a substantial part of the properties or assets of the Maker, or appointing a receiver, trustee or liquidator of the Maker, and such order, judgment or decree shall continue unstayed and in effect for any period of ten days; or

(h) The Maker shall default in any of Maker’s other obligations or indebtedness owing to the Payee.

If this Note or any payment required to be made thereunder is not paid on the due date (whether at original maturity or following acceleration), the holder hereof shall have, in addition to any other rights it may have under applicable laws, the right to set off the indebtedness evidenced by this Note against any indebtedness of such holder to the Maker.

No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Maker in any case shall entitle the Maker to any notice or demand in similar or other circumstances.

The Maker agrees to reimburse the holder of this Note upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, in connection with such holder’s enforcement of the obligations of the Maker hereunder.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the event of an Event of Default, as set forth above, the Maker agrees to pay costs of collection and reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to the conflicts of laws principles thereof). The Maker hereby submits itself to the jurisdiction of the courts of the State of Minnesota and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by the Maker shall be venued in such forums.

VIE FINANCIAL GROUP, INC.

By:	/s/ Dean Stamos
Name:	Dean Stamos
Title:	Chief Executive Officer

Acknowledged and Accepted by:

PIPER JAFFRAY COMPANIES

By:	/s/ Thomas P. Schnettler
Name:	Thomas P. Schnettler
Title:	Managing Director and Head of Equities and Investment Banking

APPENDIX D

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of September 21, 2004 (the “Agreement”), is made and given by VIE FINANCIAL GROUP, INC, a Delaware corporation (“Vie”), the “Grantor”), to PIPER JAFFRAY COMPANIES, a Minnesota corporation (the “Secured Party”).

RECITALS

A. On the date hereof, Vie and the Secured Party are entering into that certain LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which Vie will sell all of its issued and outstanding membership interests in Vie Securities, LLC, a Delaware limited liability company and wholly-owned subsidiary of Vie (“Vie Securities”).

B. In connection with the transactions contemplated by the Purchase Agreement, Vie will or may become, or is now, indebted to the Secured Party under that certain promissory note in the amount of $1,000,000, dated September 21, 2004 (the “Note”), pursuant to which, among other things, all indebtedness under the Note will be forgiven upon consummation of the sale of Vie Securities to the Secured Party (“Consummation of the Transaction”).

B. The Secured Party has required the Grantor to execute this Agreement and the Grantor has agreed to do so.

C. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to extend credit accommodations to Vie, the Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:

Section 1. Defined Terms.

1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

“Event of Default” shall have the meaning given to such term in Section 21.

“Financing Statement” shall have the meaning given to such term in Section 4.

“General Intangibles” shall mean any personal property arising with respect to the Investment Property and the Toronto Stock Exchange Arbitration Claim, including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account held by Vie, except for (i) any equity interest in Vie Securities, LLC; and (ii) any securities, whether certificated or uncertificated, a security entitlements, a securities accounts and all financial assets in Vie Securities, LLC.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Note” shall have the meaning indicated in Recital A.

“Obligations” shall mean (a) all principal of, and interest on, the Note and any extension, renewal or replacement thereof, (b) all liabilities of the Grantor under this Agreement, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Permitted Liens” shall mean (i) Liens for current taxes not yet due and payable or being contested in good faith in appropriate proceedings, (ii) Liens in respect of pledges or deposits under workers’ compensation laws.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Security Interest” shall have the meaning given such term in Section 2.

“Senior Creditors” shall mean (a) RGC International Investors, LDC, and (b) Optimark Innovations, Inc.

“Senior Creditors’ Security Interests” shall mean the Liens granted in favor of the Senior Creditors by the Grantor.

“Toronto Stock Exchange Arbitration Claim” shall mean that certain arbitration claim filed by Ashton Technology Canada, Inc. (“Ashton”), against the Toronto Stock Exchange on June 11, 2003, seeking damages of U.S. $30 million for breach of contract relating to the written agreement between Ashton and the Toronto Stock Exchange for the integration of Ashton’s eVWAP trade match software, equipment and communications facilities with the Toronto Stock Exchange’s continuous auction market for securities.

1(b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware.

1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2(a) All General Intangibles.

2(b) All Investment Property.

2(c) All proceeds received from Ashton and interests in the Toronto Stock Exchange Arbitration Claim.

2(d) To the extent not otherwise included in the foregoing, (i) the proceeds of all insurance on any of the foregoing; and (ii) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing.

Section 3. Secured Party Not Liable. Anything herein to the contrary notwithstanding, the Secured Party shall have no obligation or liability under General Intangibles, the Toronto Stock Exchange Arbitration Claim and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Toronto Stock Exchange Arbitration Claim; Title to Collateral; Assets Available for Security Interest. The Grantor will not, and will cause Ashton not to, transfer its interest in the Toronto Stock Exchange Arbitration Claim except to the Grantor, nor permit any Lien against the Toronto Stock Exchange Arbitration Claim except in favor of the Secured Party or the Senior Creditors. The Grantor has title to 65% of the equity interests of Electronic Market Center, Inc., 93% of the equity interests of Universal Trading Technologies Corporation, and will have title to all other Collateral hereafter acquired or arising at the time it acquires rights in such other Collateral and, as long as the Security Interest may remain outstanding, will maintain title to each item of Collateral in which it has rights (including the proceeds and products thereof), free and clear of all Liens except the Security Interest, the Senior Creditors’ Security Interests and Permitted Liens. The Grantor warrants and represents that after Consummation of the Transaction (and excluding the proceeds thereof) the assets of Vie shall consist of (i) the Toronto Stock Exchange Arbitration Claim, (ii) equity interests in subsidiaries owned by Vie, (iii) an interest in the Kingsway-Ashton Asia Ltd joint venture, (iv) a $300,000 certificate of deposit collaterizing a letter of credit relating to obligations in connection with the lease of real property in Philadelphia, which lease has a current net obligation of approximately $600,000, (v) cash of $150,000 to be received from Vie Securities each month as allowed by the Purchase Agreement, and (v) other property and assets (other than prepaid expenses) having, an aggregate fair market value of less than $250,000. The Grantor will defend its Collateral against all claims or demands of all Persons (other than the Secured Party and the Senior Creditors) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of the Commonwealth of Pennsylvania, the State of New York or the State of Delaware (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) disclosed on Schedule 1 attached hereto.

Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral.

Section 6. [Intentionally omitted.]

Section 7. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal names (as set forth in its constituent documents filed with the appropriate governmental official or agency) are as set forth in the opening paragraph hereof. The jurisdiction of incorporation of the Grantor is the state of Delaware, and the organizational numbers of the Grantor is set forth on the signature page of this Agreement. The Grantor will not change its name or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 8. [Intentionally omitted.]

Section 9. [Intentionally omitted.]

Section 10. Further Assurances; Attorney-in-Fact.

10(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

10(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing.

10(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

10(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

The Secured Party’s right to take any actions described in this Section 10 is subject to the provisions of Section 30 hereof.

Section 11. Taxes and Claims. The Grantor will promptly pay or cause to be paid all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

Section 12. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

Section 13. Inspection, Reports, Verifications. The Grantor will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located.

Section 14. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 15. [Intentionally omitted.]

Section 16. [Intentionally omitted.]

Section 17. [Intentionally omitted.]

Section 18. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) (subject to the rights of the Senior Creditors) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary (subject to the rights of the Senior Creditors), to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 19. [Intentionally omitted.]

Section 20. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 21. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the failure of Vie to pay when due any of the Obligations; (b) the failure of the Grantor to perform any agreement contained herein; (c) any statement, representation or warranty of the Grantor made herein or at any time furnished to the Secured Party is untrue in any respect as of the date made; or (d) the occurrence and continuance of any “Event of Default” as such is defined under the Note.

Section 22. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter:

22(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware.

22(b) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

22(c) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 28 at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

The Secured Party’s right to proceeds from any exercise of remedies described in this Section 22 is subject to the provisions of Section 30 hereof.

Section 23. [Intentionally omitted.]

Section 24. [Intentionally omitted.]

Section 25. Application of Proceeds. Subject to the provisions of Section 30 hereof, all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 26).

Section 26. Costs and Expenses. The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the protection, satisfaction, foreclosure or enforcement of the Security Interest and the continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.

Section 27. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 28. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 29. Grantor’s Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Grantor, and (c) no joint venture exists between the Grantor and the Secured Party.

Section 30. Secured Party’s Acknowledgement and Agreement. The Secured Party, by its acceptance of this Security Agreement, acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, its security interest in the Collateral and any right to the proceeds of the Collateral are subordinate and subject to the Senior Creditors’ Security Interests.

Section 31. Continuing Security Interest. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until Consummation of the Transaction or payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to Vie, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns.

Section 32. Termination of Security Interest. Upon Consummation of the Transaction or payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to Vie, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Grantor” includes any assigns of the Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 33. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 34. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN MANHATTAN, NEW YORK; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 35. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 36. Waiver of Jury Trial. THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 37. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 38. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantors and the Secured Party shall terminate upon the full payment of the Obligations or Consummation of the Transaction. Each Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its manager thereunto duly authorized as of the date first above written.

VIE FINANCIAL GROUP, INC.

By:	/s/ Dean Stamos
Name:	Dean Stamos
Title:	Chief Executive Officer

Address for Grantor:

1114 Avenue of the Americas

New York, New York 10036

Fax (212) 575-8223

Grantor’s Organizational Number # 2376360

Acknowledged and Accepted:

PIPER JAFFRAY COMPANIES

By:	/s/ Thomas P. Schnettler
Name:	Thomas P. Schnettler
Title:	Managing Director and Head of Equities and Investment Banking

Address for the Secured Party:

800 Nicollet Mall

J1012057

Minneapolis, MN 55402-7020

Fax (612) 303-1410

Signature Page to Security Agreement

Schedule 1: Prior Financing Statements

Debtor	Jurisdiction	Filing Date	File No.	Secured Party	Collateral/Comments
The Ashton Technology Group, Inc. Universal Trading Technologies Corporation	Delaware Secretary of State	7/17/01	10678727	RGC International Investors, LDC	Intellectual Property

Vie Financial Group	Delaware Secretary of State	4/10/02	20894851	RGC International Investors, LDC	All assets NOTE: Original Debtor listed as The Ashton Technology Group, Inc. Amendment: f 10/18/02 #22629081 – amends Debtor name to Vie Financial Group, Inc.

The Ashton Technology Group, Inc. Universal Trading Technologies Corporation	Delaware Secretary of State	5/10/02	21178932	Optimark Innovations, Inc.	All assets and subsidiaries

APPENDIX E

REPAYMENT AGREEMENT

This REPAYMENT AGREEMENT (the “Agreement”) is made as of September 17, 2004, by Vie Financial Group, Inc., a Delaware corporation (f/k/a The Ashton Technology Group, Inc.) (the “Borrower”), and RGC International Investors, LDC (“Lender”).

RECITALS

WHEREAS, on May 3, 2002, the Borrower issued to the Lender that certain 7.5% Senior Secured Promissory Note in the original principal amount of $4,751,875.66 (the “Note”) (which Note is attached hereto as Exhibit A);

WHEREAS, on August 20, 2004, the Borrower entered into a non-binding letter of intent to sell its wholly-owned subsidiary Vie Securities, LLC (the “Subsidiary”) to an unaffiliated third party (the “Buyer”) for an aggregate cash purchase price of $15,000,000 and loans to the Subsidiary (which may be (a) unsecured or (b) secured and junior to the security interest of Lender) in an aggregate amount of $1,000,000 intended to cover any interim operating losses of the Subsidiary until the close of the sale (this transaction, or a substantially similar transaction with the Buyer that results in an aggregate cash purchase price of not more than $15,200,000, the “Subsidiary Sale”);

WHEREAS, the Subsidiary Sale shall constitute the sale of substantially all of the assets of Borrower (other than: (i) certain rights and claims Borrower has or may have against the Toronto Stock Exchange (the “TSE Claim”); (ii) a 47% equity interest in Kingsway-Ashton Asia Ltd. (the “Kingsway Interest”); and (iii) a less than 1% equity interest in Gomez, Inc. (the “Gomez Interest”)) and requires approval of Borrower’s stockholders and the consent of Lender;

WHEREAS, Borrower intends to liquidate and distribute all of its assets as soon as practicable following the closing of the Subsidiary Sale, the resolution of the TSE Claim and the sale of the Kingsway Interest and the Gomez Interest;

WHEREAS, in order to induce the Borrower’s stockholders to approve the Subsidiary Sale, the Borrower and the Lender desire to provide for (i) the payment and complete satisfaction of all outstanding liabilities and obligations owing pursuant to the Note and (ii) the repurchase by Borrower of all warrants to purchase common stock of Borrower held by Lender, by the Borrower’s payment of $1,425,562.70 to the Lender upon consummation of the Subsidiary Sale; and

WHEREAS, it is in the best interest of the Borrower (and the Borrower’s stockholders) and the Lender to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

1. Payment and Satisfaction. Contemporaneous with the closing of the Subsidiary Sale, the Borrower shall pay the Lender One Million Four Hundred Twenty-Five Thousand Five Hundred Sixty-Two dollars and Seventy cents ($1,425,562.70) (the “Payment”) as full and complete payment and satisfaction (i) of all amounts owed by Borrower to Lender under the Note and (ii) for the repurchase of those certain common stock purchase warrants to acquire 77,000 shares of Borrower’s common stock for an exercise price of $4.48 per share (the “Warrants”). Such payment shall be made by wire transfer of immediately available funds to an account specified in writing by the Lender. Upon receipt of the Payment, the Lender shall mark “Cancelled” upon the face of the Note and Warrants (and any copies thereof in its possession) and shall return the cancelled original Note and Warrants to the Borrower. The right and obligation of the Borrower to make the Payment to the Lender pursuant to this Section 1 is conditioned upon the consummation of the Subsidiary Sale.

2. Release of Claims. Following consummation of the transactions contemplated in Section 1 above, each of the parties hereto, for and on behalf of themselves and their respective successors and assigns, hereby knowingly and voluntarily releases, remises, disclaims, waives and forever discharges any and all rights, claims, actions, causes of actions of every kind, known and unknown, that either of them may have had or may ever in the future have one against the other and any of their respective officers, directors, employees, shareholders, partners, equity holders, affiliates, subsidiaries, parent entities, agents and representatives arising out of, relating to or in any way connected with the Note or the Warrants or to any of Lender’s prior investments in and/or loans to the Borrower; provided, however, that the release in this Section 2 shall not cover any rights or claims that either party may have against the other relating to or arising out of this Agreement.

3. Confidentiality; No Trade. Lender will not, without the prior written consent of Borrower, and will direct its representatives not to, disclose to any person (other than its investment manager, officers, directors, employees, accountants, attorneys or other representatives) either the fact that discussions or negotiations are taking place concerning the Subsidiary Sale or this Agreement. The Lender acknowledges that it is receiving material non-public information about the Borrower and that it will not, and it will not permit its officers, directors and employees to engage in any transaction involving the securities of the Borrower while such person is in possession of such material, non-public information.

4. Certain Proceeds. To the extent that the Borrower realizes net proceeds in excess of an aggregate of $500,000 in connection with the sale, transfer, dissolution or other disposition of, or otherwise on account of (including any distribution of income received by Borrower on account of either such Interest), the Kingsway Interest and/or the Gomez Interest, the Borrower shall pay the Lender one-third of such amount that exceeds $500,000 as additional consideration for the repayment and repurchase of the Note and Warrants, respectively.

5. Representations and Warranties.

(a) Each party represents and warrants to the other that (i) such party has full power and authority to enter into this Agreement; and (ii) this Agreement has been duly executed and delivered by such party and constitutes the valid and legally binding obligation of such party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally.

(b) Borrower represents and warrants to Lender that (i) the Subsidiary Sale constitutes the sale of substantially all of the assets of Borrower other than the TSE Claim, the Kingsway Interest and the Gomez Interest; (ii) Borrower intends to liquidate and distribute all of its assets as soon as practicable following the closing of the Subsidiary Sale, the resolution of the TSE Claim and the sale of the Kingsway Interest and the Gomez Interest; and (iii) Schedule 5(b) sets forth, in all material respects, as of August 31, 2004, the Borrower’s and its subsidiaries’ consolidated, unaudited (x) cash or cash equivalents, accounts receivable and prepaid expenses and (y) total liabilities (excluding liabilities to Lender or Optimark Innovations Inc.).

6. Consent and Waiver.

(a) The Lender hereby consents to the Subsidiary Sale subject to and in accordance with the terms as described herein and waives any claim that the Subsidiary Sale constitutes an Event of Default (as such term is defined in the Note) under the Note; provided, however, that such consent and waiver is conditioned on and subject to the receipt of the Payment by Lender from Borrower in accordance with Section 1 hereof.

(b) The Lender hereby consents to the sale, transfer or other disposition of the Kingsway Interest and the Gomez Interest for cash payable to the Borrower and waives any claim that such sale, transfer or other disposition for cash payable to the Borrower of the Kingsway Interest or the Gomez Interest constitutes an Event of Default (as such term is defined in the Note) under the Note; provided, however, that if any such sale, transfer or other disposition would result in net proceeds of an aggregate of $500,000 to the Borrower (including the net proceeds received by Borrower from any previous sale, transfer, dissolution or other disposition of, or otherwise on account of (including any distribution of income received by Borrower on account of either such Interest), the Kingsway Interest or the Gomez Interest, if applicable), such consent and waiver is conditioned upon and subject to the receipt of any payment by Lender from Borrower due in accordance with Section 4 hereof.

7. Release of Security.

(a) Upon the Lender’s receipt of the Payment, the Lender shall execute and deliver any documents presented to Lender by Borrower and take such other actions reasonably requested by Borrower, in each case that are necessary to release any and all claims (including security interests and liens) Lender has or may have against the Collateral (as such term is defined in the Note), other than claims against the Kingsway Interest and the Gomez Interest and any and all Cash Proceeds and Noncash Proceeds (each as defined in the Uniform Commercial Code as enacted in the Commonwealth of Pennsylvania) thereof. The Lender acknowledges that after the receipt of the Payment, the Lender shall not have any claim of right to the Collateral or any portion thereof, other than claims against the Kingsway Interest and the Gomez Interest and any and all Cash Proceeds and Noncash Proceeds thereof. The Borrower acknowledges and agrees that, notwithstanding the Lender’s receipt of the Payment in accordance with Section 1 hereof and the resultant cancellation of the Note, the Lender shall have a continuing security interest in the Kingsway Interest and the Gomez Interest and any and all Cash Proceeds and Noncash Proceeds thereof pursuant to that certain Security Agreement, dated as of May 3, 2002, by and between Borrower and Lender (the “Security Agreement”) and that the Kingsway Interest and the Gomez Interest and any and all Cash Proceeds and Noncash Proceeds thereof shall constitute “Collateral” (as defined in the Security Agreement) pursuant to the Security Agreement securing Borrower’s obligation to make payments under Section 4 hereof. Furthermore, Borrower agrees that its obligation to make payments under Section 4 hereof shall be deemed to be “Obligations” pursuant to Section 1.5 of the Security Agreement.

(b) Following the sale, transfer or other disposition of both the Kingsway Interest and the Gomez Interest for cash, upon the first to occur of (i) the Lender’s receipt of all payments due under Section 4, if any, or (ii) in the event that the Borrower has not received an aggregate of $500,000 from the sale, transfer, dissolution or other disposition of, or otherwise on account of (including any distribution of income received by Borrower on account of either such Interest), the Kingsway Interest and the Gomez Interest, upon the request of Borrower, the Lender shall execute and deliver any documents presented to Lender by Borrower and take such other actions reasonably requested by Borrower, in each case that are necessary to release any and all claims (including security interests and liens) Lender has or may have against the Kingsway Interest and the Gomez Interest.

8. Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

9. Indemnity. The Lender agrees to indemnify, defend and hold harmless the Borrower, the Subsidiary and each of their respective affiliates for any damage, loss or claim, including attorney’s fees arising out of or relating to the failure of the Lender to comply with the terms and conditions of this Agreement. The Borrower agrees to indemnify, defend and hold harmless the Lender and its affiliates for any damage, loss or claim, including attorney’s fees arising out of or relating to the failure of the Borrower to comply with the terms and conditions of this Agreement.

10. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard or giving effect to the choice of law provisions thereof.

11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

13. Term; Termination. Unless earlier terminated by the written consent of both parties, the term of this Agreement shall be until the earlier of (i) October 15, 2004, unless Borrower shall have entered into definitive agreements with Buyer providing for the Subsidiary Sale on or prior to such date (the “Subsidiary Sale Agreement”); (ii) the date of the termination by Borrower or Buyer of the Subsidiary Sale Agreement; (iii) December 31, 2004; and (iv) the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties, covenants and agreements of the parties contained herein shall survive indefinitely the consummation of the transactions contemplated by Section 1 hereof.

14. Successors and Assigns. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Repayment Agreement as of the date first above written.

VIE FINANCIAL GROUP, INC.

By:	/s/ Jennifer Andrews
	Name:	Jennifer Andrews
	Title:	EVP Finance

RGC INTERNATIONAL INVESTORS, LDC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Managing Director

Repayment Agreement

Signature Page